Execution Version SENIOR NOTES INDENTURE Dated as of May 20, 2026 Among AMERIGAS PARTNERS, L.P. AMERIGAS FINANCE CORP. U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee 6.875% SENIOR NOTES DUE 2031

TABLE OF CONTENTS Page ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE ............................................... 1 Section 1.01 Definitions .......................................................................................................................... 1 Section 1.02 Other Definitions .............................................................................................................. 27 Section 1.03 Rules of Construction ....................................................................................................... 29 Section 1.04 Acts of Holders ................................................................................................................. 29 Section 1.05 Limited Condition Transactions; Measuring Compliance ................................................ 31 ARTICLE 2 THE NOTES .......................................................................................................................... 33 Section 2.01 Form and Dating; Terms ................................................................................................... 33 Section 2.02 Execution and Authentication ........................................................................................... 33 Section 2.03 Registrar and Paying Agent .............................................................................................. 34 Section 2.04 Paying Agent to Hold Money in Trust .............................................................................. 34 Section 2.05 Holder Lists....................................................................................................................... 35 Section 2.06 Transfer and Exchange ..................................................................................................... 35 Section 2.07 Replacement Notes ........................................................................................................... 36 Section 2.08 Outstanding Notes ............................................................................................................. 36 Section 2.09 Treasury Notes .................................................................................................................. 37 Section 2.10 Temporary Notes .............................................................................................................. 37 Section 2.11 Cancellation ...................................................................................................................... 37 Section 2.12 Defaulted Interest .............................................................................................................. 37 Section 2.13 CUSIP and ISIN Numbers. ............................................................................................... 38 ARTICLE 3 REDEMPTION ...................................................................................................................... 38 Section 3.01 Notices to Trustee ............................................................................................................. 38 Section 3.02 Selection of Notes to Be Redeemed or Purchased ............................................................ 38 Section 3.03 Notice of Redemption ....................................................................................................... 39 Section 3.04 Effect of Notice of Redemption ........................................................................................ 40 Section 3.05 Deposit of Redemption or Purchase Price ........................................................................ 40 Section 3.06 Notes Redeemed or Purchased in Part .............................................................................. 40 Section 3.07 Optional Redemption ........................................................................................................ 41 Section 3.08 Mandatory Redemption .................................................................................................... 42 Section 3.09 Offers to Repurchase by Application of Excess Proceeds ................................................ 42 ARTICLE 4 COVENANTS ....................................................................................................................... 44 Section 4.01 Payment of Notes .............................................................................................................. 44 Section 4.02 Maintenance of Office or Agency ..................................................................................... 45 Section 4.03 Taxes ................................................................................................................................. 45 Section 4.04 Stay, Extension and Usury Laws ...................................................................................... 45 Section 4.05 Corporate Existence .......................................................................................................... 45 Section 4.06 Reports .............................................................................................................................. 45 Section 4.07 Compliance Certificate ..................................................................................................... 47

2 Section 4.08 Restricted Payments .......................................................................................................... 47 Section 4.09 Incurrence of Indebtedness ............................................................................................... 50 Section 4.10 Liens ................................................................................................................................. 52 Section 4.11 Limitations on Finance Corp. ........................................................................................... 52 Section 4.12 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries .................. 53 Section 4.13 Designation of Restricted and Unrestricted Subsidiaries .................................................. 54 Section 4.14 Transactions with Affiliates .............................................................................................. 55 Section 4.15 Offer to Repurchase Upon Change of Control Triggering Event ..................................... 57 Section 4.16 Asset Sales ........................................................................................................................ 58 Section 4.17 Effectiveness of Covenants ............................................................................................... 61 ARTICLE 5 SUCCESSORS ....................................................................................................................... 61 Section 5.01 Mergers, Consolidations, etc............................................................................................. 61 Section 5.02 Successor Entity Substituted ............................................................................................. 63 ARTICLE 6 DEFAULTS AND REMEDIES ............................................................................................. 63 Section 6.01 Events of Default .............................................................................................................. 63 Section 6.02 Acceleration ...................................................................................................................... 65 Section 6.03 Other Remedies ................................................................................................................. 65 Section 6.04 Waiver of Past Defaults .................................................................................................... 65 Section 6.05 Control by Majority .......................................................................................................... 66 Section 6.06 Limitation on Suits ............................................................................................................ 66 Section 6.07 Rights of Holders to Receive Payment ............................................................................. 67 Section 6.08 Collection Suit by Trustee ................................................................................................ 67 Section 6.09 Restoration of Rights and Remedies ................................................................................. 67 Section 6.10 Rights and Remedies Cumulative ..................................................................................... 67 Section 6.11 Delay or Omission Not Waiver......................................................................................... 67 Section 6.12 Trustee May File Proofs of Claim .................................................................................... 67 Section 6.13 Priorities ............................................................................................................................ 68 Section 6.14 Undertaking for Costs ....................................................................................................... 68 Section 6.15 Noteholder Direction ........................................................................................................ 68 ARTICLE 7 TRUSTEE .............................................................................................................................. 70 Section 7.01 Duties of Trustee ............................................................................................................... 70 Section 7.02 Rights of Trustee ............................................................................................................... 71 Section 7.03 Individual Rights of Trustee ............................................................................................. 72 Section 7.04 Trustee’s Disclaimer ......................................................................................................... 73 Section 7.05 Notice of Defaults ............................................................................................................. 73 Section 7.06 Compensation and Indemnity ........................................................................................... 73 Section 7.07 Replacement of Trustee .................................................................................................... 74 Section 7.08 Successor Trustee by Merger, etc. .................................................................................... 75 Section 7.09 Eligibility; Disqualification .............................................................................................. 75 ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE ............................................ 75 Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance ........................................... 75 Section 8.02 Legal Defeasance and Discharge ...................................................................................... 75 Section 8.03 Covenant Defeasance ........................................................................................................ 76

3 Section 8.04 Conditions to Legal or Covenant Defeasance ................................................................... 77 Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions ................................................................................................. 78 Section 8.06 Repayment to the Issuers .................................................................................................. 78 Section 8.07 Reinstatement .................................................................................................................... 78 ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER ............................................................... 79 Section 9.01 Without Consent of Holders ............................................................................................. 79 Section 9.02 With Consent of Holders .................................................................................................. 80 Section 9.03 Revocation and Effect of Consents ................................................................................... 81 Section 9.04 Notation on or Exchange of Notes .................................................................................... 81 Section 9.05 Trustee to Sign Amendments, etc. .................................................................................... 81 ARTICLE 10 SATISFACTION AND DISCHARGE ................................................................................ 82 Section 10.01 Satisfaction and Discharge ................................................................................................ 82 Section 10.02 Application of Trust Money.............................................................................................. 82 ARTICLE 11 MISCELLANEOUS ............................................................................................................ 83 Section 11.01 Concerning the Trust Indenture Act ................................................................................. 83 Section 11.02 Notices .............................................................................................................................. 83 Section 11.03 Certificate and Opinion as to Conditions Precedent ......................................................... 85 Section 11.04 Statements Required in Certificate or Opinion ................................................................. 85 Section 11.05 Rules by Trustee and Agents ............................................................................................ 85 Section 11.06 No Personal Liability of Limited Partners, Directors, Officers, Employees and Unitholders ................................................................................................................. 86 Section 11.07 Governing Law; Consent to Jurisdiction .......................................................................... 86 Section 11.08 Waiver of Jury Trial .......................................................................................................... 86 Section 11.09 Force Majeure ................................................................................................................... 86 Section 11.10 No Adverse Interpretation of Other Agreements .............................................................. 86 Section 11.11 Successors ......................................................................................................................... 86 Section 11.12 Entire Agreement; Severability ......................................................................................... 86 Section 11.13 Counterpart Originals ....................................................................................................... 87 Section 11.14 Table of Contents, Headings, etc. ..................................................................................... 87 Section 11.15 Facsimile and PDF Delivery of Signature Pages .............................................................. 87 Section 11.16 U.S.A. PATRIOT Act ....................................................................................................... 87 Section 11.17 Payments Due on Non-Business Days .............................................................................. 88 Appendix A Provisions Relating to Initial Notes and Additional Notes Exhibit A Form of Note Exhibit B Form of Institutional Accredited Investor Transferee Letter of Representation

1 INDENTURE, dated as of May 20, 2026, among AmeriGas Partners, L.P., a Delaware limited partnership (the “Partnership”), AmeriGas Finance Corp., a Delaware corporation (“Finance Corp.”, and together with the Partnership, the “Issuers”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). W I T N E S S E T H WHEREAS, the Issuers have duly authorized the creation and issue of $500,000,000 aggregate principal amount of 6.875% Senior Notes due 2031 (the “Initial Notes”). NOW, THEREFORE, the Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes. ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.01 Definitions. “Accounts Receivable Securitization” means a financing arrangement involving the transfer or sale of accounts receivable of the Partnership and its Restricted Subsidiaries in the ordinary course of business through one or more SPEs, the terms of which arrangement do not impose (a) any recourse or repurchase obligations upon the Partnership and its Restricted Subsidiaries or any Affiliate of the Partnership and its Restricted Subsidiaries (other than any such SPE) except to the extent of the breach of a representation or warranty by the Partnership and its Restricted Subsidiaries in connection therewith or (b) any negative pledge or Lien on any accounts receivable not actually transferred to any such SPE in connection with such arrangement; provided that the aggregate amount of accounts receivable that may be securitized in all Accounts Receivable Securitizations at any one time may not exceed $100.0 million. “Acquired Indebtedness” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person. “Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01 and Section 4.09. “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” means the power to direct management and policies, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term “Affiliate” shall not include any Wholly Owned Restricted Subsidiary. “Agent” means any Registrar, Paying Agent or Custodian. “Annual Limit” has the meaning set forth in definition of “Permitted Investments.” “Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

2 (1) 1.0% of the then outstanding principal amount of such Note (expressed in dollars); or (2) the excess of (expressed in dollars): (a) the present value at such redemption date of (i) 100.0% of the then outstanding principal amount of such Note plus (ii) all required interest payments to become due on such Note from and after such redemption date through June 1, 2028, excluding accrued but unpaid interest to the redemption date, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of such Note. “Asset Acquisition” means, (1) an Investment by the Partnership or any Restricted Subsidiary of the Partnership in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Partnership, or shall be merged with or into the Partnership or any Restricted Subsidiary of the Partnership; (2) the acquisition by the Partnership or any Restricted Subsidiary of the Partnership of the assets of any Person (other than a Restricted Subsidiary of the Partnership) which constitute all or substantially all of the assets of such Person; or (3) the acquisition by the Partnership or any Restricted Subsidiary of the Partnership of any division or line of business of any Person (other than a Restricted Subsidiary of the Partnership). “Asset Sale” means: (1) any sale, lease, conveyance or other disposition of any assets (including by way of a Sale and Leaseback Transaction) other than sales of inventory in the ordinary course of business (provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership shall be governed by Section 4.15 and Section 5.01 and not by the provisions of Section 4.16); or (2) any issuance or sale of Capital Stock of any of the Partnership’s Restricted Subsidiaries; in the case of either clause (1) or (2) above, whether in a single transaction or a series of related transactions. For purposes of this definition, the term “Asset Sale” shall not include: (1) any single transaction or series of related transactions that involves assets having fair market value of less than $25.0 million; (2) any transfer of assets or Capital Stock by the Partnership or any of its Restricted Subsidiaries to the Partnership or any Wholly Owned Restricted Subsidiary of the Partnership;

3 (3) any transfer of assets or Capital Stock by the Partnership or any of its Restricted Subsidiaries to any Person in exchange for other assets having a fair market value (as determined in good faith by the General Partner) not less than that of the assets so transferred; (4) any transfer of assets pursuant to a Permitted Investment; (5) any disposition of worn-out, obsolete, retired or otherwise unsuitable or excess assets or equipment or facilities or of assets or equipment no longer used or useful (including intellectual property), in each case, in the ordinary course of business; (6) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business; (7) the sale or other disposition of cash or Cash Equivalents in the ordinary course of business; (8) any Restricted Payment that is permitted by Section 4.08 and any Permitted Investment (but excluding, for certainty, any sale or other disposition of a Permitted Investment unless such sale or other disposition would constitute a Permitted Investment or a Restricted Payment permitted by Section 4.08); (9) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; (10) dispositions of receivables owing to the Partnership or any of its Restricted Subsidiaries in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings of the account debtor and exclusive of factoring or similar arrangements; (11) (i) the licensing or sublicensing of intellectual property or other general intangibles, (ii) the lease, assignment or sub-lease, license or sublicense of any real or personal property in the ordinary course of business or consistent with industry practice, (iii) the exercise of termination rights with respect to any lease, sub-lease, license or sublicense or other agreement and (iv) the lapse, abandonment or other disposition of intellectual property rights in the ordinary course of business; (12) any sale of assets received by the Partnership or any of its Restricted Subsidiaries upon foreclosure of a Lien; (13) sales, conveyances, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/call arrangements between the joint venture parties set forth in joint venture arrangements or similar binding arrangements; (14) improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business; (15) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business; and

4 (16) any transfer of accounts receivable and customary related assets effected under any Accounts Receivable Securitization. “Available Cash” as to any quarter means, (1) the sum of: (a) all cash of the Partnership, the Operating Partnership and any Subsidiaries thereof, treated as a single consolidated entity (together, the “Partnership Group”), on hand at the end of the quarter; and (b) all additional cash of the Partnership Group on hand on the date of determination of Available Cash with respect to such quarter resulting from borrowings subsequent to the end of the quarter; less (2) the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to: (a) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures) subsequent to such quarter; (b) provide funds for distributions under Section 5.4 of the Partnership Agreement in respect of any one or more of the next four quarters; or (c) comply with applicable law or any debt instrument or other agreement or obligation to which any member of the Partnership Group is a party or its assets are subject; provided, however, that Available Cash attributable to any Restricted Subsidiary of the Partnership shall be excluded to the extent dividends or distributions of such Available Cash by such Restricted Subsidiary are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation. “Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors. “Beneficial Holders” means any Person who holds a beneficial ownership interest in Notes issued in the form of one or more global notes, as shown on the books of the Depository or a participant of the Depository. “beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and “beneficial owner” has a corresponding meaning. “Board of Directors” or “Board” means, as applicable, the Board of Directors of the General Partner, on behalf of the Partnership (or the Partnership if the Partnership is a corporation), the Board of Directors of Finance Corp. or any authorized committee of the Board of Directors. “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to remain closed. “Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person (as lessee or guarantor or other surety) which would, in

5 accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person. “Capital Stock” means, with respect to any Person any and all shares, interests, units representing interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, including, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock. “Cash Equivalents” means: (1) United States dollars; (2) (a) Euros, Sterling or any national currency of any Participating Member State; or (b) in the case any jurisdiction in which the Partnership or any of its Restricted Subsidiaries conducts business, such local currencies held by it from time to time in the ordinary course of business or consistent with industry practice; (3) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition; (4) certificates of deposit, time deposits and eurodollar time deposits with maturities of three years or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding 24 months and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500.0 million, in the case of U.S. banks, and $100.0 million (or the United States dollar equivalent as of the date of determination), in the case of non-U.S. banks; (5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) above or clauses (7) and (8) below entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above; (6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Issuers) and, in each case, maturing within 24 months after the date of acquisition thereof; (7) marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Issuers); (8) securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency

6 selected by the Issuers) with maturities of not more than 24 months from the date of acquisition thereof; (9) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case, having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Issuers) with maturities of 24 months or less from the date of acquisition thereof; (10) Indebtedness or preferred stock issued by Persons (other than UGI or any of its Affiliates) with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Issuers) with maturities of 24 months or less from the date of acquisition thereof; (11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Issuers); and (12) investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (11) above. In the case of Investments made in a country outside the United States, Cash Equivalents will also include Investments of the type and maturity described in clauses (1) through (12) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies. Notwithstanding the foregoing, Cash Equivalents will include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts, except amounts used to pay non-dollar denominated obligations of the Partnership or any of its Restricted Subsidiaries in the ordinary course of business, are converted into any currency listed in clause (1) or (2) above as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts. “Change of Control” means (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership or the Operating Partnership to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than Permitted Holders or any Person of which Permitted Holders beneficially own in the aggregate 51% or more of the Voting Stock, (ii) the merger or consolidation of the Partnership or the Operating Partnership with another partnership or corporation other than a Permitted Holder or any Person of which Permitted Holders beneficially own in the aggregate 51% or more of the Voting Stock, (iii) the liquidation or dissolution of the Partnership or the General Partner or (iv) the occurrence of any transaction, or series of transactions, the result of which is that Permitted Holders beneficially own in the aggregate, directly or indirectly, less than 51% of the Voting Stock of the General Partner. “Change of Control Triggering Event” means, with respect to the Notes, the occurrence of (1) a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period for such Change of Control by any Rating Agency rating the Notes as of the beginning of the Ratings Decline Period and (2) the rating of the Notes on any day during such Ratings

7 Decline Period is below the rating by such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to the first public announcement thereof). Notwithstanding anything to the contrary, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated. “Code” means the Internal Revenue Code of 1986, as amended. “Common Units” means the common units representing limited partner interests of the Partnership, having the rights and obligations specified with respect to Common Units of the Partnership. “Consolidated Borrowing Base Amount” means an amount equal to the sum of: (1) 90.0% of the face amount of Eligible Accounts Receivable of the Partnership and its Restricted Subsidiaries; and (2) 70.0% of the book value of the consolidated Inventory of the Partnership and its Restricted Subsidiaries, in each case as determined in accordance with GAAP. To the extent that information is not available as to the amount of Eligible Accounts Receivable or Inventory as of a specific date, the Partnership may utilize the most recent available information for purposes of calculating the Consolidated Borrowing Base Amount. “Consolidated Cash Flow Available for Fixed Charges” means, with respect to the Partnership and its Restricted Subsidiaries, for any period, the sum of, without duplication, the amounts for each such single period of: (1) Consolidated Net Income; (2) Consolidated Non-Cash Charges; (3) Consolidated Interest Expense; and (4) Consolidated Income Tax Expense. “Consolidated Fixed Charge Coverage Ratio” means, with respect to the Partnership and its Restricted Subsidiaries, the ratio of: (1) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the Partnership and its Restricted Subsidiaries for the four full fiscal quarters immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to (2) the aggregate amount of Consolidated Fixed Charges of the Partnership and its Restricted Subsidiaries for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication:

8 (1) the incurrence or repayment of any Indebtedness (other than revolving credit borrowings) of the Partnership or any of its Restricted Subsidiaries (and in the case of any incurrence, the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the “Reference Period”), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period; and (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Partnership or one of its Restricted Subsidiaries, including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition, incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that: (a) Consolidated Fixed Charges shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to the Consolidated Fixed Charges subsequent to the date of determination of the Consolidated Fixed Charge Coverage Ratio; and (b) Consolidated Cash Flow Available for Fixed Charges generated by an acquired business or asset shall be determined by the actual gross profit (revenues minus cost of goods sold) of such acquired business or asset during the immediately preceding four full fiscal quarters in the Reference Period, minus the pro forma expenses that would have been incurred by the Partnership and its Restricted Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of personnel expenses for employees retained or to be retained by the Partnership and its Restricted Subsidiaries in the operation of the acquired business or asset and non-personnel costs and expenses incurred by the Partnership and its Restricted Subsidiaries in the operation of the Partnership’s business at similarly situated facilities. For purposes of this definition, whenever pro forma effect is to be given to an Asset Sale or Asset Acquisition, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Partnership, giving effect to any synergies or cost savings reasonably expected to be achieved as a result of such transaction, whether or not they could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto. Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the “Consolidated Fixed Charge Coverage Ratio”: (1) interest on outstanding Indebtedness (other than Indebtedness referred to in clause (2) below) determined on a fluctuating basis as of the last day of the Four Quarter Period and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date; (2) only actual interest payments associated with Indebtedness incurred in accordance with clause (4) of the definition of Permitted Indebtedness and all Permitted Refinancing Indebtedness thereof, during the Four Quarter Period shall be included in such calculation; and

9 (3) if interest on any Indebtedness actually incurred on such date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the last day of the Four Quarter Period will be deemed to have been in effect during such period. “Consolidated Fixed Charges” means, with respect to the Partnership and its Restricted Subsidiaries for any period, the sum of, without duplication: (1) the amounts for such period of Consolidated Interest Expense; and (2) the aggregate amount of dividends and other distributions paid or accrued during the period in respect of Preferred Stock and Redeemable Capital Stock of the Partnership and its Restricted Subsidiaries on a consolidated basis. “Consolidated Income Tax Expense” means, with respect to the Partnership and its Restricted Subsidiaries for any period, the provision for federal, state, local and foreign income taxes of the Partnership and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP. “Consolidated Interest Expense” means, with respect to the Partnership and its Restricted Subsidiaries, for any period, without duplication, the sum of: (1) the interest expense of the Partnership and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation: (a) any amortization of debt discount; (b) the net cost under Interest Rate Agreements; (c) the interest portion of any deferred payment obligation; (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financings; and (e) all accrued interest for all instruments evidencing Indebtedness; and (2) the interest component of Capital Leases paid, accrued or scheduled to be paid or accrued by the Partnership and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP. “Consolidated Net Income” means the net income of the Partnership and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP and as adjusted to exclude: (1) net after-tax extraordinary gains or losses; (2) net after-tax gains or losses attributable to Asset Sales or sales of receivables under any Accounts Receivable Securitization; (3) the net income or loss of any Person which is not a Restricted Subsidiary and which is accounted for by the equity method of accounting, provided that Consolidated Net

10 Income shall include the amount of dividends or distributions actually paid to the Partnership or any Restricted Subsidiary; (4) the net income or loss prior to the date of acquisition of any Person combined with the Partnership or any Restricted Subsidiary in a pooling-of-interest; (5) the net income of any Restricted Subsidiary to the extent that dividends or distributions of such net income are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation; and (6) the cumulative effect of any changes in accounting principles. “Consolidated Non-Cash Charges” means, with respect to the Partnership and its Restricted Subsidiaries for any period, the aggregate depreciation, amortization and any other non-cash charges, in each case, reducing Consolidated Net Income of the Partnership and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. “Consolidated Tangible Assets” of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available, less all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, customer lists, non-competition agreements and research and development costs. “Corporate Trust Office of the Trustee” shall be the principal office of the Trustee at which any time its corporate trust business shall be administered, which office is located at (i) for purposes of surrender for registration of transfer or exchange or for presentation for payment or repurchase or for conversion only is located at 111 Fillmore Avenue, St. Paul, MN 55107, Attention: Global Corporate Trust Services – Amerigas Partners, L.P. and Amerigas Finance Corp., and (ii) for all other purposes is located at the address of the Trustee specified in Section 11.02, or such other address as to which the Trustee may give notice to the Holders and the Issuers. “Credit Agreement” means the AmeriGas Senior Secured Revolving Credit Facility, dated August 2, 2024, by and among AmeriGas Propane, L.P., the other borrowers from time to time party thereto, the guarantors from time to time party thereto, the lenders from time to time party thereto and PNC Bank, National Association, as agent, and as it may be amended, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto, and any successors or replacements thereto. “Custodian” means the custodian for the Depository, or any successor Person thereof, with respect to any Global Note, and shall initially be the Trustee. “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default; provided, however, that a default described in Section 6.01(a)(4) shall not constitute a Default until such time as such default becomes an Event of Default in accordance with this Indenture. “Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

11 “Depository” means, with respect to Notes issuable or issued in whole or in part in global form, DTC and any and all successors thereto appointed as Depository under this Indenture. “Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Performance References. “Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Partnership or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to, such Designated Non-Cash Consideration. “Designation Amount” means, with respect to the designation of a Restricted Subsidiary or a newly acquired or formed Subsidiary as an Unrestricted Subsidiary, an amount equal to: (1) the net book value of all assets of such Subsidiary at the time of such designation in the case of a Restricted Subsidiary; and (2) the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary. “Disinterested Director” means, with respect to any transaction or series of transactions with Affiliates, a member of the Board of Directors of the General Partner who has no financial interest, and whose employer has no financial interest, in such transaction or series of transactions. “Disqualified Stock” means, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, prior to the date which is 91 days prior to the Stated Maturity of the principal of the Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the provisions applicable to such Capital Stock (i) are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.15 and Section 4.16 and such Capital Stock specifically provides that the issuer thereof will not repurchase or redeem any of such Capital Stock pursuant to such provisions prior to the Issuers’ repurchase of such of the Notes as are required to be repurchased pursuant to Section 4.15 and Section 4.16 and (ii) provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption is permitted by Section 4.08. “DTC” means the Depository Trust Company. “Eligible Accounts Receivable” means consolidated accounts receivable of the Partnership and its Restricted Subsidiaries that are no more than 60 days past due under their scheduled payment terms.

12 “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). “Equity Offering” means any public or private issuance or sale of Equity Interests (other than Disqualified Stock) of the Partnership or any direct or indirect parent company of the Partnership (but only to the extent that the net cash proceeds from such issuance or sale are contributed to the Partnership) other than: (1) offerings with respect to the Partnership’s common stock registered on Form S-8, and (2) issuances to any Subsidiary of the Partnership, as applicable. “ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time. “Exchange Act” means the Securities Exchange Act of 1934, as amended, from time to time, or any statute successor thereto, and the rules and regulations of the SEC promulgated thereunder. “Existing Notes” means the Issuers’ 5.75% Senior Notes due 2027, 9.375% Senior Notes due 2028 and 9.50% Senior Notes due 2030, in each case outstanding on the Issue Date (less the principal amount of any such applicable series of notes repurchased or redeemed in connection with the Transactions). “Finance Corp.” has the meaning set forth in the recitals hereto. “Fitch” means Fitch Ratings Inc., a subsidiary of Hearst Corporation, and its successors. “Four Quarter Period” has the meaning set forth in definition of “Consolidated Fixed Charge Coverage Ratio.” “GAAP” means accounting principles applicable to the financial statements filed by United States entities in reports required by the Exchange Act as in effect on the Issue Date. “General Partner” means AmeriGas Propane, Inc., a Pennsylvania corporation, and any successors in the capacity of general partner of the Partnership or the Operating Partnership (including, if applicable, more than one successor in any such capacity at the same time). “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged. “Guarantee” as applied to any Person, means any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness, lease, cash dividend or other obligation of another, including, without limitation, (a) any such obligation directly or indirectly guaranteed or endorsed (otherwise than for collection or deposit in the ordinary course of business) by such Person, or in respect of which such Person is otherwise directly or indirectly liable, (b) any other obligation under any contract which, in economic effect, is substantially equivalent to a guarantee, including, without limitation, any such obligation of a partnership in which such Person is a general partner or of a joint

13 venture in which such Person is a joint venturer, or (c) any obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. “Holder” means a Person in whose name a Note is registered. “incur” means, directly or indirectly, create, incur, issue, assume or guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of, any Indebtedness. “Indebtedness” means, as applied to any Person, without duplication: (1) any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument or letter of credit (or reimbursement agreements in respect thereof) which such Person has, directly or indirectly, created, incurred or assumed; (2) any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; provided that the amount of such indebtedness, if such Person has not assumed the same or become liable therefor, shall in no event be deemed to be greater than the fair market value from time to time (as determined in good faith by such Person) of the property subject to such Lien; (3) any indebtedness, whether or not for borrowed money (excluding trade payables and accrued expenses arising in the ordinary course of business), with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise; (4) the principal component of any obligations under Capital Leases to the extent such obligations would, in accordance with GAAP, appear on a balance sheet of such Person; (5) any indebtedness of the character referred to in clause (1), (2), (3) or (4) of this definition deemed to be extinguished under GAAP but for which the Person remains legally liable; (6) any indebtedness of any other Person of the character referred to in clause (1), (2), (3), (4) or (5) of this definition with respect to which the Person whose indebtedness is being determined has become liable by way of a Guarantee; (7) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

14 (8) any Preferred Stock of any Subsidiary of such Person valued at the liquidation preference thereof or any mandatory redemption payment obligations in respect thereof plus, in either case, accrued dividends thereon; and (9) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) through (8) above. For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock. “Indenture” means this Indenture, as amended or supplemented from time to time. “Initial Notes” has the meaning set forth in the recitals hereto. “Interest Payment Date” means June 1 and December 1 of each year that the Notes are outstanding, commencing (except in respect of any Additional Notes) on December 1, 2026. “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Partnership or any Restricted Subsidiary from fluctuations in interest rates. “Inventory” means goods held by a Person for sale or lease or to be furnished under contracts of service or if such Person has so furnished them, or if they are raw materials, work in process materials used or consumed in the business or finished inventory of every type or description (including, without limitation, all liquefied petroleum gas), in each case as would be shown as inventory on a balance sheet of such Person prepared in accordance with GAAP consistently applied; and all documents of title covering such inventory, and shall specifically include all “inventory” as such term is defined in the UCC, now or hereafter owned by such Person. “Investment” means, as applied to any Person: (1) any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person; or (2) any direct or indirect loan, advance or capital contribution by such Person to any other Person and any other item which would be classified as an “investment” on a balance sheet of such Person prepared in accordance with GAAP, including without limitation any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest (it being understood that a direct or indirect purchase or other acquisition by such Person of assets of any other Person (other than stock or other securities) shall not constitute an “Investment” for purposes of this Indenture). The amount classified as Investments made during any period shall be the aggregate cost to the Partnership and its Restricted Subsidiaries of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the

15 respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investments (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investments or as loans from any Person in whom such Investments have been made). “Investment Grade Rating” means, with respect to the Notes, (i) in the case of Moody’s, a rating equal to or higher than Baa3 (or the equivalent), (ii) in the case of S&P, a rating equal to or higher than BBB- (or the equivalent), and (iii) in the case of Fitch, a rating equal to or higher than BBB- (or the equivalent). “Investment Limit” has the meaning set forth in definition of “Permitted Investments.” “Issue Date” means May 20, 2026. “Issuers” has the meaning set forth in the recitals hereto. “Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement. “Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References. “Moody’s” means Moody’s Investors Service, Inc. and/or its licensors and affiliates or any successor to the rating agency business thereof. “Net Amount of Unrestricted Investment” means, without duplication, the sum of: (1) the aggregate amount of all Investments made after the Issue Date pursuant to clause (8) of the definition of Permitted Investments (computed as provided in the last sentence of the definition of Investment); and (2) the aggregate of all Designation Amounts in connection with the designation of Unrestricted Subsidiaries, less all Designation Amounts in respect of Unrestricted Subsidiaries which have been designated as Restricted Subsidiaries and otherwise reduced in a manner consistent with the provisions of the last sentence of the definition of Investment. “Net Proceeds” means, with respect to any Asset Sale or sale of Capital Stock, the proceeds thereof in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such deferred payment obligations are financed or sold with recourse to the Partnership or any Restricted Subsidiary of the Partnership), net of: (1) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and accountants and fees, expenses and discounts or

16 commissions of underwriters, placement agents and investment bankers) related to such Asset Sale; (2) provisions for all taxes payable as a result of such Asset Sale; (3) amounts required to be paid to any Person (other than the Partnership or any Restricted Subsidiary of the Partnership) owning a beneficial interest in the assets subject to such Asset Sale; (4) appropriate amounts to be provided by the Partnership or any Restricted Subsidiary of the Partnership, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Partnership or any Restricted Subsidiary of the Partnership, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and (5) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets sold in such Asset Sale. “Net Short” means, with respect to a holder of Notes or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to any Parent Company or the Partnership immediately prior to such date of determination. “Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes. “Offer to Purchase” means an Asset Sale Offer or a Change of Control Offer. “Offering Memorandum” means the offering memorandum dated May 11, 2026 related to the offer and sale of the Notes. “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, the Controller, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, Assistant Treasurer or the Secretary or Assistant Secretary of an Issuer or any other Person, as applicable. “Officer’s Certificate” means a certificate signed on behalf of (i) the General Partner (acting on behalf of the Partnership) by an officer of the General Partner (or the Partnership if the Partnership is a corporation), who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the General Partner, or (ii) Finance Corp. by an officer of Finance Corp., who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Finance Corp. “Operating Partnership” means AmeriGas Propane, L.P., a Delaware limited partnership.

17 “Opinion of Counsel” means a written opinion in form and substance, and from counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of UGI or the Issuers or the Trustee. “Parent Company” means any Person that is or becomes after the Issue Date a direct or indirect parent (which may be organized as, among other things, a partnership) of the Partnership. “Pari Passu Indebtedness” means any Indebtedness of the Partnership that is not Subordinated Indebtedness. “Participating Member State” means each state as described in any EMU Legislation. “Partnership” has the meaning set forth in the recitals hereto. “Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 27, 2009, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof or any successor to such agreement. “Partnership Group” has the meaning set forth in definition of “Available Cash.” “Performance References” means any Parent Company (including UGI) or any one of the Issuers. “Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Permitted Assets or a combination of Permitted Assets and cash or Cash Equivalents between the Partnership or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in connection with a Permitted Asset Swap that constitutes an Asset Sale must be applied in accordance with Section 4.16. “Permitted Assets” means any and all properties or assets that are used or useful in a Permitted Business (including Capital Stock in a Person that is a Restricted Subsidiary and Capital Stock in a Person whose primary business is a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Capital Stock by the Partnership or by any of its Restricted Subsidiaries, but excluding any other securities). “Permitted Business” means (1) any business conducted by the Partnership or by any of its Restricted Subsidiaries on the Issue Date or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to (including non-core incidental businesses acquired in connection with any Permitted Investment), or a reasonable extension, development or expansion of, the businesses which the Partnership or by any of its Restricted Subsidiaries conduct on the Issue Date. “Permitted Holders” means UGI and its Subsidiaries. “Permitted Investments” means each of the following: (1) Investments made or owned by the Partnership or any Restricted Subsidiary in Cash Equivalents; (2) the acquisition by the Partnership or any Restricted Subsidiary of Capital Stock or other ownership interests, whether in a single transaction or in a series of related transactions,

18 of a Person such that, upon the completion of such transaction or series of transactions, such Person becomes a Restricted Subsidiary; (3) subject to the provisions of clause (8) below, the making or ownership by the Partnership or any Restricted Subsidiary of Investments (in addition to Investments permitted by clauses (1), (2), (4), (5), (6) and (7)) in any Person; provided that the aggregate amount of all such Investments made by the Partnership and its Restricted Subsidiaries following the Issue Date and outstanding pursuant to this clause (3) and clause (8) below shall not at any date of determination exceed 10.0% of Total Assets (the “Investment Limit”); provided that, in addition to Investments that would be permitted under the Investment Limit, during any fiscal year the Partnership and its Restricted Subsidiaries may invest up to $25.0 million (the “Annual Limit”) pursuant to the provisions of this clause (3), but the unused amount of the Annual Limit shall not be carried over to any future years; (4) the making or ownership by the Partnership or any Restricted Subsidiary of Investments: (a) arising out of loans and advances to employees incurred in the ordinary course of business; (b) arising out of extensions of trade credit or advances to third parties in the ordinary course of business; or (c) acquired by reason of the exercise of customary creditors’ rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor; (5) the creation or incurrence of liability by the Partnership or any Restricted Subsidiary, with respect to any Guarantee constituting an obligation, warranty or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business; (6) the creation or incurrence of liability by the Partnership or any Restricted Subsidiary with respect to any Interest Rate Agreements; (7) the making by the Partnership or any Restricted Subsidiary of Investments in the Partnership or another Restricted Subsidiary; (8) the making or ownership by the Partnership or any Restricted Subsidiary of Investments in Unrestricted Subsidiaries; provided that the Net Amount of Unrestricted Investment shall not at any time exceed $50.0 million (and subject to the limitations specified in clause (3) above); (9) the making or ownership by the Partnership or any Restricted Subsidiary of Investments in the Operating Partnership; (10) the creation or incurrence of liability by the Partnership or any Restricted Subsidiary or the making or ownership by the Partnership or any Restricted Subsidiary of Investments with respect to any Accounts Receivable Securitization; (11) (a) loans or advances made to officers or directors of the Partnership or any of its Restricted Subsidiaries; provided that the aggregate principal amount outstanding at any time under this clause (11) shall not exceed $5.0 million; and (b) any advances to non-officer

19 employees of the Partnership or any of its Restricted Subsidiaries in the ordinary course of business; (12) Investments in Permitted Joint Ventures; provided that the aggregate amount of such Investments made pursuant to this clause (12) shall not exceed the greater of (i) $75.0 million and (ii) 2.0% of Total Assets (calculated as at the time of such Investment); (13) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, divided into, amalgamated with, or consolidated with the Partnership or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation, division or consolidation and were in existence on the date of such acquisition, merger, amalgamation, division or consolidation; (14) receivables owing to the Partnership or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Partnership or any such Restricted Subsidiary deems reasonable under the circumstances; (15) lease, utility and other similar deposits in the ordinary course of business; (16) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of intellectual property, in each case in the ordinary course of business or consistent with industry practice; (17) Investments in Permitted Businesses having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed the greater of (a) $50.0 million and (b) 1.5% of Consolidated Tangible Assets of the Partnership; (18) sales of accounts receivable, or participations therein, or securitization assets or related assets in connection with any receivables under Accounts Receivable Securitizations and any other transaction effected in connection with Accounts Receivable Securitizations or a financing related thereto; (19) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.16 or any other disposition of assets not constituting an Asset Sale; (20) any acquisition of assets or other Investments in a Person solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Partnership or warrants, options or other rights to acquire Capital Stock (other than Disqualified Stock) of the Partnership; provided that such issuance of Capital Stock will not increase the amount available for Restricted Payments under Section 4.08(a); (21) any Investments received in compromise of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes;

20 (22) Investments resulting from repurchases of the Notes; (23) any Investment to the extent made in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock) of the Partnership; and (24) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (23) that are at the time outstanding, not to exceed the greater of (i) $150.0 million or (ii) 7.5% of Consolidated Tangible Assets of the Partnership. “Permitted Joint Venture” means any Person which is not a Subsidiary of the Partnership and is, directly or indirectly, through its Subsidiaries or otherwise, engaged principally in a Permitted Business, and the Capital Stock of which is owned by the Partnership or its Restricted Subsidiaries, on the one hand, and one or more Persons other than the Partnership or any of its Affiliates, on the other hand. “Permitted Liens” means each of the following: (1) Liens for taxes, assessments or other governmental charges, the payment of which is not yet due or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor and be adequate in the good faith judgment of the obligor; (2) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds, release, appeal and similar bonds and reimbursement obligations in respect of any of the foregoing; (3) Liens constituting encumbrances in the nature of zoning restrictions, easements, rights-of-way and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or materially impair the use thereof in the ordinary conduct of business; (4) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of the Partnership and its Restricted Subsidiaries; (5) (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account of the Partnership or any Restricted Subsidiary thereof; (6) (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers to the extent limited to the property or assets relating to such contract;

21 (7) any interest or title of a licensor, licensee, sublicensor, lessor, lessee, sublessor, or sublessee with respect to any assets under any license or lease agreement entered into in the ordinary course of business; provided that the same do not interfere in any material respect with the business of the Partnership or its Restricted Subsidiaries or materially detract from the value of the relevant assets of the Partnership or its Restricted Subsidiaries; (8) Liens of lessors, landlords and carriers, vendors, warehousemen, mechanics, materialmen, repairmen and other like Liens incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made therefor and be adequate in the good faith judgment of the obligor, in each case: (a) not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property; or (b) incurred in the ordinary course of business securing the unpaid purchase price of property or services constituting current accounts payable; (9) Liens (other than any Lien imposed by ERISA), incurred or deposits made in the ordinary course of business: (a) in connection with workers’ compensation, unemployment insurance and other types of social security; or (b) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money; (10) other deposits made to secure liability to insurance carriers under insurance or self-insurance arrangements; (11) Liens securing reimbursement obligations under letters of credit; provided in each case that such Liens cover only the title documents and related goods (and any proceeds thereof) covered by the related letter of credit; (12) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal or review, or shall not have been discharged within 60 days after expiration of any such stay; (13) leases or subleases granted to others, easements, rights of way, restrictions and other similar charges or encumbrances, which in each case either (i) are granted, entered into or created in the ordinary course of the business of the Partnership or any Restricted Subsidiary or (ii) do not materially impair the value or intended use of the property covered thereby; (14) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Partnership or a Wholly Owned Restricted Subsidiary; (15) Liens on assets of the Partnership or any Restricted Subsidiary existing on the Issue Date;

22 (16) Liens (other than the Liens securing Indebtedness incurred under the Credit Agreement for the purpose of acquisitions) securing Indebtedness incurred in accordance with: (a) clause (2) of the definition of Permitted Indebtedness; (b) clause (3) of the definition of Permitted Indebtedness; or (c) Indebtedness otherwise permitted to be incurred under Section 4.09 to the extent incurred: (i) to finance the making of expenditures for the improvement or repair (to the extent such improvements and repairs may be capitalized on the books of the Partnership and the Restricted Subsidiaries in accordance with GAAP) of, or additions (including additions by way of acquisitions of businesses and related assets) to, the assets and property of the Partnership and the Restricted Subsidiaries; or (ii) by assumption in connection with additions (including additions by way of acquisition or capital contributions of businesses and related assets) to the property and assets of the Partnership and the Restricted Subsidiaries; provided that, in the case of Indebtedness incurred in accordance with clause (a) or (c), the principal amount of such Indebtedness does not exceed the lesser of the cost to the Partnership and the Restricted Subsidiaries of such additional property or assets and the fair market value of such additional property or assets at the time of the acquisition thereof (as determined in good faith by the General Partner); (17) Liens existing on any property of any Person at the time it becomes a Restricted Subsidiary of the Partnership, or existing at the time of acquisition by the Partnership or any such Restricted Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Partnership or such Restricted Subsidiary, or created to secure Indebtedness incurred to pay all or any part of the purchase price (a “Purchase Money Lien”) of property (including, without limitation, Capital Stock and other securities) acquired by the Partnership or a Restricted Subsidiary; provided that: (a) the Lien shall be confined solely to such item or items of property and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for use specifically in connection with such acquired property; (b) in the case of a Purchase Money Lien, the principal amount of the Indebtedness secured by such Purchase Money Lien shall at no time exceed an amount equal to the lesser of: (i) the cost to the Partnership and the Restricted Subsidiaries of such property; and (ii) the fair market value of such property at the time of the acquisition thereof (as determined in good faith by the General Partner); (c) any such Purchase Money Lien shall be created not later than 30 days after the acquisition of such property; and

23 (d) any such Lien (other than a Purchase Money Lien) shall not have been created or assumed in contemplation of such Person’s becoming a Subsidiary of the Partnership or such acquisition of property by the Partnership or any Subsidiary; (18) easements, exceptions or reservations in any property of the Partnership or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the Partnership or any Restricted Subsidiary; (19) Liens securing the obligations under the Credit Agreement or any other Permitted Indebtedness of the Operating Partnership (or any extension, renewal, refunding or refinancing of any such Indebtedness); (20) Liens arising from or constituting permitted encumbrances under the agreements and instruments securing the obligations under the Credit Agreement or any Permitted Indebtedness of the Operating Partnership (or any extension, renewal, refunding or refinancing of any such Indebtedness); (21) Liens securing indebtedness arising under an Accounts Receivable Securitization (including the filing of any related financing statements naming the Partnership or any Restricted Subsidiary as the debtor thereunder in connection with the sale of accounts receivable by the Partnership or any Restricted Subsidiary to an SPE in connection with any such permitted Accounts Receivable Securitization); (22) any Lien renewing or extending any Lien permitted by clauses (15), (16) or (17) above; provided that (i) the principal amount of the Indebtedness secured by any such Lien shall not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal or extension of such Lien, and (ii) no assets encumbered by any such Lien other than the assets encumbered immediately prior to such renewal or extension shall be encumbered thereby; and (23) Liens in addition to the Liens described in clauses (1) through (22) above incurred in the ordinary course of business of the Partnership or any Restricted Subsidiary of the Partnership with respect to Indebtedness that does not exceed the greater of (i) $100.0 million and (ii) 5.0% of Consolidated Tangible Assets of the Partnership at any one time outstanding. “Permitted Refinancing Indebtedness” means Indebtedness incurred by the Partnership or any Restricted Subsidiary to substantially concurrently (excluding any notice period on redemptions) repay, refund, renew, replace, extend or refinance, in whole or in part, any Permitted Indebtedness of the Partnership or any Restricted Subsidiary or any other Indebtedness incurred by the Partnership or any Restricted Subsidiary pursuant to Section 4.09, to the extent that: (1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal or accreted amount plus the amount of accrued and unpaid interest of the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced and the amount of a reasonably determined premium necessary to accomplish such financing; (2) with respect to the repayment, refunding, renewal, replacement, extension or refinancing of Indebtedness of the Issuers, the Permitted Refinancing Indebtedness ranks no more favorably in right of payment with respect to the Notes than the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced; and

24 (3) with respect to the repayment, refunding, renewal, replacement, extension or refinancing of Indebtedness of the Issuers, the Permitted Refinancing Indebtedness has a Weighted Average Life to Stated Maturity and Stated Maturity equal to, or greater than, and has no fixed mandatory redemption or sinking fund requirement in an amount greater than or at a time prior to the amounts set forth in, the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced; provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness incurred (i) by a Restricted Subsidiary to repay, refund, renew, replace, extend or refinance Indebtedness of the Partnership and (ii) in reliance on clause (3) of the definition of Permitted Indebtedness (or Permitted Refinancing Indebtedness in respect thereof). “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof, or any other entity. “Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock (other than the Common Units) of any class or classes (however designated), which is preferred as to the payment of distributions, dividends, or upon any voluntary or involuntary liquidation or dissolution of such Person, over shares or units of Capital Stock of any other class of such Person. “Purchase Money Lien” has the meaning set forth in definition of “Permitted Investments.” “Rating Agency” means each of S&P, Moody’s and Fitch. “Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended for so long as any Rating Agency rating the Notes as of the beginning of the Ratings Decline Period has publicly announced during the Rating Agency that the rating of the Notes is under consideration for downgrade by such Rating Agency. “Record Date” for the interest payable on any applicable Interest Payment Date means May 15 or November 15 next preceding such Interest Payment Date. “Redeemable Capital Stock” means any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Notes, or is convertible into or exchangeable for debt securities at any time prior to the Stated Maturity of the Notes. “Reference Period” has the meaning set forth in definition of “Consolidated Fixed Charge Coverage Ratio.” “Regulated Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR

25 part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction. “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the applicable Trustee (or any successor department or group of such Trustee) having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject. “Restricted Subsidiary” means a Subsidiary of the Partnership (including Finance Corp.), which, as of the date of determination, is not an Unrestricted Subsidiary of the Partnership. “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors. “Sale and Leaseback Transaction” of any Person (a “Transferor”) means any arrangement (other than between the Partnership and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries) whereby (a) property (the “Subject Property”) has been or is to be disposed of by such Transferor to any other Person with the intention on the part of such Transferor of taking back a lease of such Subject Property pursuant to which the rental payments are calculated to amortize the purchase price of such Subject Property substantially over the useful life of such Subject Property, and (b) such Subject Property is in fact so leased by such Transferor or an Affiliate of such Transferor. “Screened Affiliate” means any Affiliate of a Holder of Notes (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to UGI and/or any other Parent Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes. “SEC” means the U.S. Securities and Exchange Commission. “Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References. “Significant Subsidiary” shall have the same meaning as in Rule 1.02(w) of Regulation S- X under the Securities Act. “SPE” means any special purpose Unrestricted Subsidiary established in connection with any Accounts Receivable Securitization. “Stated Maturity” means, with respect to any Indebtedness, the date or dates specified in the instrument governing such Indebtedness as the fixed date or dates on which each then remaining

26 installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, or any installment of interest thereon, is due and payable. “Subject Property” has the meaning set forth in definition of “Sale and Leaseback Transaction.” “Subordinated Indebtedness” means Indebtedness of the Partnership which is expressly subordinated in right of payment to the Notes. “Subsidiary” means, with respect to any Person, (i) a corporation a majority of whose Voting Stock (or, in the case of a partnership, a majority of the partners’ Capital Stock, considering all partners’ Capital Stock as a single class) is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (ii) any other Person, including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest entitled to vote in the election of directors, managers, general partners or trustees thereof (or other Person performing similar functions) or, if such Persons are not elected, to vote on any matter that is submitted to the vote of all Persons holding ownership interests in such entity. For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. “Total Assets” means, as of any date of determination, the consolidated total assets of the Partnership and the Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Partnership and the Restricted Subsidiaries prepared in accordance with GAAP. “Transaction Date” has the meaning set forth in definition of “Consolidated Fixed Charge Coverage Ratio.” “Transactions” shall have the meaning set forth in the Offering Memorandum. “Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend. “Transferor” has the meaning set forth in definition of “Sale and Leaseback Transaction.” “Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to June 1, 2028; provided, however, that if the period from the redemption date to June 1, 2028 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 1, 2028 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

27 “Trustee” means U.S. Bank Trust Company, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder. “UCC” means the Uniform Commercial Code as it may be from time to time in effect in the State of New York. “UGI” means UGI Corporation, a Pennsylvania corporation, and its successors. “Unrestricted Subsidiary” means any Subsidiary of the Partnership that is designated as such by the General Partner. As of the Issue Date, there are no Unrestricted Subsidiaries. “Voting Stock” means, with respect to an entity with outstanding voting Capital Stock, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership. “Weighted Average Life to Stated Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness; provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Stated Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively. “Wholly Owned Restricted Subsidiary” means the Operating Partnership or any Subsidiary of the Partnership of which 100.0% of the outstanding Capital Stock is owned by the Partnership or by one or more Wholly Owned Restricted Subsidiaries of the Partnership or the Operating Partnership or by the Partnership and one or more Wholly Owned Restricted Subsidiaries of the Partnership or the Operating Partnership. For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Section 1.02 Other Definitions. Term Defined in Section “Affiliate Transaction” ............................................................................................ Section 4.14(a) “Agent Members” .................................................................................................... 2.1(c) of Appendix A “Applicable Procedures” ....................................................................................... 1.1(a) of Appendix A “Asset Sale Offer” ................................................................................................... Section 4.16(e) “Asset Sale Offer Amount” ...................................................................................... Section 4.16(h) “Asset Sale Offer Period”........................................................................................ Section 4.16(h) “Asset Sale Purchase Date” .................................................................................... Section 4.16(h) “Authentication Order” ........................................................................................... Section 2.02(c) “Automatic Exchange” ............................................................................................ 2.2(i) of Appendix A

28 Term Defined in Section “Automatic Exchange Date” ................................................................................... 2.2(i) of Appendix A “Automatic Exchange Notice” ................................................................................. 2.2(i) of Appendix A “Automatic Exchange Notice Date” ........................................................................ 2.2(i) of Appendix A “Change of Control Offer” ...................................................................................... Section 4.15(a) “Change of Control Payment” ................................................................................ Section 4.15(a) “Change of Control Payment Date” ....................................................................... Section 4.15(a) “Clearstream” ........................................................................................................ 1.1(a) of Appendix A “Covenant Defeasance” .......................................................................................... Section 8.03 “Definitive Notes Legend”....................................................................................... 2.2(e) of Appendix A “Directing Holder” ................................................................................................. Section 6.15(a) “Distribution Compliance Period” ......................................................................... 1.1(a) of Appendix A “ERISA Legend” ...................................................................................................... 2.2(e) of Appendix A “Euroclear” ............................................................................................................. 1.1(a) of Appendix A “Event of Default” .................................................................................................. Section 6.01(a) “Excess Proceeds” .................................................................................................. Section 4.16(e) “Expiration Date” ................................................................................................... Section 1.04(j) “Global Note” ......................................................................................................... 2.1(b) of Appendix A “Global Notes Legend” ........................................................................................... 2.2(e) of Appendix A “IAI” ........................................................................................................................ 1.1(a) of Appendix A “IAI Global Note” ................................................................................................... 2.1(b) of Appendix A “Indemnified Parties” ............................................................................................. Section 7.06(b) “Investment Grade Rating Event” ........................................................................... Section 4.17(a)(2) “Legal Defeasance” ................................................................................................ Section 8.02(a) “Limited Condition Transaction” ............................................................................ Section 1.05(a) “Note Register” ....................................................................................................... Section 2.03(a) “Noteholder Direction” ........................................................................................... Section 6.15(a) “OID Notes Legend” ............................................................................................... 2.2(e) of Appendix A “Paying Agent” ....................................................................................................... Section 2.03(a) “Payment Default” .................................................................................................. Section 6.01(a)(5)(A) “PDF” ..................................................................................................................... Section 11.15 “Permitted Indebtedness” ....................................................................................... Section 4.09(b) “Position Representation” ....................................................................................... Section 6.15(a) “QIB” ...................................................................................................................... 1.1(a) of Appendix A “Registrar” .............................................................................................................. Section 2.03(a) “Regulation S” ........................................................................................................ 1.1(a) of Appendix A “Regulation S Global Note” ................................................................................... 2.1(b) of Appendix A “Regulation S Notes” ............................................................................................. 2.1(a) of Appendix A “Restricted Notes Legend” ...................................................................................... 2.2(e) of Appendix A “Restricted Payments” ............................................................................................ Section 4.08(a) “Rule 144” .............................................................................................................. 1.1(a) of Appendix A “Rule 144A” ........................................................................................................... 1.1(a) of Appendix A “Rule 144A Global Note” ....................................................................................... 2.1(b) of Appendix A “Rule 144A Notes” ................................................................................................. 2.1(a) of Appendix A “Successor Person” ................................................................................................. Section 5.01(a)(2) “Transaction Agreement Date” ............................................................................... Section 1.05(a) “Unrestricted Global Note” .................................................................................... 1.1(a) of Appendix A “U.S. Person” .......................................................................................................... 1.1(a) of Appendix A “Verification Covenant” .......................................................................................... Section 6.15(a)

29 Section 1.03 Rules of Construction. Unless the context otherwise requires: (1) a term defined in Section 1.01 or Section 1.02 has the meaning assigned to it therein; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (3) “or” is not exclusive; (4) words in the singular include the plural, and words in the plural include the singular; (5) provisions apply to successive events and transactions; (6) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture; (7) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; (8) “including” means including without limitation; (9) references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; (10) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and (11) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuers may classify such transaction as it, in its sole discretion, determines. Section 1.04 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.04.

30 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient. (c) The ownership of Notes shall be proved by the Note Register. (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by a Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note. (e) The Issuers may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Issuers may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Issuers, at their own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 11.02. (f) The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of Default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy as permitted in Section 6.06. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuers’ expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuers and to each Holder in the manner set forth in Section 11.02.

31 (g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part. (h) Without limiting the generality of the foregoing, a Holder, including a Depository that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depository that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depository’s standing instructions and customary practices. (i) The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depository entitled under the procedures of such Depository, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date. (j) With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 11.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j). Section 1.05 Limited Condition Transactions; Measuring Compliance. (a) With respect to any (x) Investment or acquisition that is not conditioned on the availability of, or on obtaining, third-party financing for such Investment or acquisition (whether by merger, amalgamation, division, consolidation or other business combination or the acquisition of Capital Stock or otherwise) as applicable and (y) redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness or Disqualified Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment (any transaction described in clauses (x) or (y), a “Limited Condition Transaction”), in each case for purposes of determining: (1) whether any Indebtedness that is being incurred or issued in connection with such Limited Condition Transaction is permitted to be incurred in compliance with Section 4.09;

32 (2) whether any Lien being incurred in connection with such Limited Condition Transaction or to secure any such Indebtedness is permitted to be incurred in accordance with Section 4.10 or the definition of “Permitted Liens”; (3) whether any other transaction undertaken or proposed to be undertaken in connection with such Limited Condition Transaction complies with the covenants or agreements contained in this Indenture or the Notes; and (4) any calculation of the Consolidated Fixed Charge Coverage Ratio, Consolidated Net Income, and/or Consolidated Cash Flow Available for Fixed Charges and, whether a Default or Event of Default exists in connection with the foregoing, at the option of the Issuers, the date that the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into (the “Transaction Agreement Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio” and if the Issuers or the Restricted Subsidiaries could have taken such action on the relevant Transaction Agreement Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with; provided, however, that the Issuers shall be entitled to subsequently elect, in its sole discretion, the date of consummation of such Limited Condition Transaction instead of the Transaction Agreement Date as the applicable date of determination; and provided, further that for the purpose of determining the amount available for Restricted Payments under Section 4.08(a), Consolidated Net Income shall not include any Consolidated Net Income attributable to the target business or assets to be acquired in connection with such Limited Condition Transaction unless and until the closing of such Limited Condition Transaction shall have actually occurred. For the avoidance of doubt, if the Issuers elect to use the Transaction Agreement Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change in the Consolidated Fixed Charge Coverage Ratio, Consolidated Net Income or Consolidated Cash Flow Available for Fixed Charges of the Issuers, the target business, or assets to be acquired subsequent to the Transaction Agreement Date and prior to the consummation of such Limited Condition Transaction, will not be taken into account for purposes of determining whether any Indebtedness or Lien that is being incurred or issued in connection with such Limited Condition Transaction is permitted to be incurred or issued or in connection with compliance by the Issuers or any of the Restricted Subsidiaries with any other provision of this Indenture or the Notes or any other action or transaction undertaken in connection with such Limited Condition Transaction and (b) until such Limited Condition Transaction is consummated or such definitive agreements are terminated or the Issuers make an election pursuant to the proviso to the immediately preceding sentence, such Limited Condition Transaction and all transactions proposed to be undertaken in connection therewith (including the incurrence of Indebtedness and Liens) will be given pro forma effect when determining compliance of other transactions (including the incurrence or issuance of Indebtedness and Liens unrelated to such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness) that are consummated after the Transaction Agreement Date and on or prior to the consummation of such Limited Condition Transaction and any such transactions (including any incurrence or issuance of Indebtedness and the use of proceeds thereof) will be deemed to have occurred on the Transaction Agreement Date and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before the consummation of such Limited Condition Transaction; provided that for purposes of any such calculation of the Consolidated Fixed Charge Coverage Ratio, Consolidated Interest Expense will be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Issuers in good faith.

33 (b) Compliance with any requirement relating to absence of Default or Event of Default may be determined as of the Transaction Agreement Date and not as of any later date as would otherwise be required under this Indenture. ARTICLE 2 THE NOTES Section 2.01 Form and Dating; Terms. (a) Provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. (b) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Notes shall be subject to repurchase by the Issuers pursuant to an Asset Sale Offer as provided in Section 4.16 or a Change of Control Offer as provided in Section 4.15, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article 3. Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes; provided that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Section 4.09; provided, further that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will be issued as a separate series under this Indenture and will have separate CUSIP and ISIN numbers from the Initial Notes. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture. Unless otherwise specified and except for the purposes of Section 4.09, references to the Notes include any Additional Notes. Section 2.02 Execution and Authentication. (a) At least one Officer shall execute the Notes on behalf of the Issuers by manual or facsimile or electronic (.pdf) signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

34 (b) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture. (c) On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuers signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder. (d) The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Issuers or an Affiliate of the Issuers. (e) The Trustee shall authenticate and make available for delivery upon a written order of the Issuers signed by one Officer of the Issuers (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $500,000,000, (ii) subject to the terms of this Indenture, Additional Notes and (iii) any other Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or other Unrestricted Global Notes. Section 2.03 Registrar and Paying Agent. (a) The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Registrar will maintain a register reflecting ownership of the Notes outstanding from time to time, if any, and will facilitate transfers of the Notes on behalf of the Issuers. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar. (b) The Issuers initially appoint The Depository Trust Company to act as Depository with respect to the Global Notes. The Issuers initially appoint the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes. In acting hereunder and in connection with the Global Notes, the Paying Agent and the Registrar shall act solely as agents of the Issuers, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder. Section 2.04 Paying Agent to Hold Money in Trust. The Issuers shall, no later than 11:00 a.m. (New York City time) one Business Day prior to each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders

35 entitled to the same, and (unless such Paying Agent is the Trustee) the Issuers shall promptly notify the Trustee of its action or failure so to act. The Issuers shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Issuers in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Issuers or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes. Section 2.05 Holder Lists. The Trustee, as Registrar, shall preserve in as current a form as is reasonably practicable the most recent list available to it of the Note Register. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders. Section 2.06 Transfer and Exchange. (a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. (b) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request. (c) No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.06, Section 4.15, Section 4.16 and Section 9.04). (d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. (e) Neither the Issuers nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 10 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer or an Asset Sale Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date. (f) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the

36 absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary. (g) Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 4.02, the Issuers shall execute, and upon receipt of an Authentication Order, the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount. (h) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and upon receipt of an Authentication Order, the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A. (i) All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission. Section 2.07 Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Issuers, indemnity, security and/or an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers or the Trustee may charge the Holder for the expenses of the Issuers and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note. Section 2.08 Outstanding Notes. (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; provided that Notes held by the Issuers, UGI or a Subsidiary of the Issuers or UGI will not be deemed to be outstanding for purposes of Section 3.07(b). (b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the UCC.

37 (c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment. (d) If a Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest. Section 2.09 Treasury Notes. In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Issuers, or by any Affiliate of the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Partnership or Finance Corp. or any obligor upon the Notes or any Affiliate of the Issuers or of such other obligor. Section 2.10 Temporary Notes. Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and upon receipt of an Authentication Order, the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders and Beneficial Holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or Beneficial Holders, respectively, of Notes under this Indenture. Section 2.11 Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall, upon the written request of the Issuers, be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. Section 2.12 Defaulted Interest. (a) If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount

38 proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuers of such special record date. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depository, or cause to be mailed or delivered by electronic transmission in accordance with the applicable procedures of the Depository to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid. (b) Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note. Section 2.13 CUSIP and ISIN Numbers. The Issuers in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Issuers shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers. ARTICLE 3 REDEMPTION Section 3.01 Notices to Trustee. If the Issuers elect to redeem Notes pursuant to Section 3.07, they shall furnish to the Trustee, at least three Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 (unless a shorter notice period shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable. Section 3.02 Selection of Notes to Be Redeemed or Purchased. (a) If less than all of the Notes are to be redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Trustee, in accordance with the Depository’s applicable procedures, shall select the Notes to be redeemed or purchased on a pro rata basis, or by such other method that approximates a pro rata selection as the Trustee shall deem fair and appropriate, unless otherwise required by law. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

39 (b) The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; provided that no Notes of $2,000 in principal amount or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase. (c) After the redemption date or purchase date, upon surrender of a Note to be redeemed or purchased in part only, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note, representing the same Indebtedness to the extent not redeemed or not purchased, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption). Section 3.03 Notice of Redemption. (a) The Issuers shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depository, or cause to be mailed (or delivered by electronic transmission in accordance with the applicable procedures of the Depository) notices of redemption of Notes not less than 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the applicable procedures of the Depository, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 10. Except as set forth in Section 3.07(g), notices of redemption may not be conditional. (b) The notice shall identify the Notes to be redeemed (including CUSIP and ISIN numbers, if applicable) and shall state: (1) the redemption date; (2) the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof; (3) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed; (4) that interest shall cease to accrue on the Notes to be redeemed on and after the redemption date; (5) the name and address of the Paying Agent; (6) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (7) that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date; (8) the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

40 (9) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers, if any, listed in such notice or printed on the Notes; and (10) if applicable, any condition to such redemption. (c) At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense; provided that the Issuers shall have requested that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b) in the Officer’s Certificate furnished to the Trustee pursuant to Section 3.01. Section 3.04 Effect of Notice of Redemption. Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(g)). The notice, if mailed or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption. Section 3.05 Deposit of Redemption or Purchase Price. (a) No later than 11:00 a.m. (New York City time) on the redemption or purchase date (or such later time as such date to which the Trustee may reasonably agree), the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record on such Record Date. The Paying Agent shall promptly mail to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased. (b) If the Issuers comply with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01. Section 3.06 Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that,

41 notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note. Section 3.07 Optional Redemption. (a) At any time and from time to time prior to June 1, 2028, the Issuers may redeem the Notes, in whole or in part, upon not less than 10 days’ nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable date of redemption, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date. Promptly after the determination thereof, the Issuers shall give the Trustee notice of the redemption price provided for in this Section 3.07(a), and the Trustee shall not be responsible for such calculation. (b) At any time prior to June 1, 2028, the Issuers may on one or more occasions redeem up to 40.0% of the aggregate principal amount of Notes (including any Additional Notes) issued under this Indenture upon not less than 10 days’ nor more than 60 days’ notice, at a redemption price of 106.875% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that: (1) at least 55.0% of the aggregate principal amount of Notes originally issued under this Indenture (calculated after giving effect to any issuance of Additional Notes and excluding Notes held by the Issuers and their Affiliates) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 180 days of the date of the closing of the related Equity Offering. (c) Except pursuant to clause (a), (b) or (e) of this Section 3.07, the Notes will not be redeemable at the Issuers’ option prior to June 1, 2028. (d) At any time and from time to time on or after June 1, 2028, the Issuers may redeem all or a part of the Notes upon not less than 10 days’ nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve- month period beginning on June 1 of the years indicated below, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date: Year Percentage 2028 ................................................................................ 103.438% 2029 ............................................................................... 101.719% 2030 and thereafter ......................................................... 100.000% (e) In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a tender offer for the Notes made by the Issuers, an Asset Sale Offer or a Change of Control Offer and the Issuers (or, in the case of a Change of Control Offer, a third party making the offer as described in Section 4.15) purchases all of the Notes held by such Holders, the Issuers (or the third party offeror, as applicable) will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 10 days following the purchase pursuant to such tender offer, Asset Sale Offer or Change of Control Offer, to redeem (in the case of the Issuers) or purchase (in the case of a third

42 party offeror) all of the Notes that remain outstanding following such purchase at a redemption price or purchase price, as the case may be, equal to the tender offer purchase price, the Asset Sale Offer purchase price or the Change of Control Payment, as applicable, plus, to the extent not included in the tender offer purchase price, the Asset Sale Offer purchase price or the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date). (f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06. (g) Any redemption notice in connection with this Section 3.07 may, at the Issuers’ discretion, be subject to one or more conditions precedent, including an Equity Offering, contribution, Change of Control, Asset Sale or other transaction. In addition, if such redemption notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ sole discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed, and that such redemption provisions may be adjusted to comply with any Depository requirements. Section 3.08 Mandatory Redemption. The Issuers will not be required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuers and their Restricted Subsidiaries may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions, private agreement or otherwise at any price in accordance with applicable securities legislation, so long as such acquisition does not violate the terms of this Indenture. Section 3.09 Offers to Repurchase by Application of Excess Proceeds. (a) In the event that, pursuant to Section 4.16, the Issuers are required to commence an Asset Sale Offer, the Issuers will follow the procedures specified below. (b) The Asset Sale Offer will remain open for the Asset Sale Offer Period. No later than the Asset Sale Purchase Date, the Issuers shall purchase the Asset Sale Offer Amount, or, if less than the Asset Sale Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments on the Notes are made pursuant to Section 2.04 and Section 4.01. (c) If the Asset Sale Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the Asset Sale Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no other interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer. (d) Upon the commencement of an Asset Sale Offer, the Issuers shall mail a notice to each of the Holders or otherwise deliver such notice in accordance with the applicable procedures of the Depository, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be

43 made to all Holders and, if required, all holders of Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state: (1) that an Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.16 and the expiration time of the Asset Sale Offer Period; (2) the Asset Sale Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Sale Purchase Date; (3) that Notes must be tendered in integral multiples of $1,000 (subject to clause (8) below), and any Note not properly tendered will remain outstanding and will continue to accrue interest; (4) that, unless the Issuers default in making the payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Asset Sale Purchase Date; (5) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to such Note completed, the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date; (6) that Holders shall be entitled to withdraw their election if the Issuers, the Depository or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Sale Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased; (7) that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the Holders thereof exceeds the Asset Sale Offer Amount, then the Notes and such Pari Passu Indebtedness will be purchased on a pro rata basis (except that any Notes represented by a global note will be selected for redemption by such method as the Depository may require), or by such other method that approximates pro rata selection as the Trustee shall deem fair and appropriate, unless otherwise required by law; (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof); and (9) the other procedures, as determined by the Issuers, consistent with this Section 3.09 that a Holder must follow. (e) On or before the Asset Sale Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary or as otherwise provided in Section 4.16, the Asset Sale Offer Amount of Notes and Pari Passu Indebtedness or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or, if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so tendered, in the case of the Notes, in whole number multiples of $1,000; provided that if, the Issuers are required to make an Asset Sale Offer, and the amount of the Net Proceeds from the Asset Sale is not evenly divisible

44 by $1,000, the Trustee shall promptly refund to the Issuers the portion of such Excess Proceeds that is not necessary to purchase the immediately lesser principal amount of the Notes that is so divisible. The Issuers will deliver, or cause to be delivered, to the Trustee the Notes so accepted and an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. In addition, the Issuers will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Indebtedness. (f) The Paying Agent or the Issuers, as the case may be, will promptly, but in no event later than five Business Days after termination of the Asset Sale Offer Period, mail or deliver to each tendering Holder or holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or the Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Issuers will take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Purchase Date. (g) The Issuers will comply, to the extent applicable, with the requirements of Rule 14e- 1 under the Exchange Act in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict. Other than as specifically provided in this Section 3.09 or Section 4.16, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Section 3.01 through Section 3.06. ARTICLE 4 COVENANTS Section 4.01 Payment of Notes. (a) Subject to Section 11.17, the Issuers will pay, or cause to be paid, the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary, holds as of 11:00 a.m. (New York City time), one Business Day prior to the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due. (b) The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at a rate that is 1% higher than the applicable interest rate on the Notes; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

45 Section 4.02 Maintenance of Office or Agency. The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Issuers may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03. Section 4.03 Taxes. The Issuers shall pay, and shall cause each of their Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except (a) such as are being contested in good faith and by appropriate negotiations or proceedings or (b) where the failure to effect such payment is not adverse in any material respect to the Holders. Section 4.04 Stay, Extension and Usury Laws. The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted. Section 4.05 Corporate Existence. Subject to Article 5, each of the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its partnership or corporate existence, as applicable, and the corporate, partnership, limited liability company or other existence of each of their Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Restricted Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Issuers and their Restricted Subsidiaries; provided that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if the Issuers in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and its Restricted Subsidiaries, taken as a whole. Section 4.06 Reports. (a) So long as any Notes are outstanding, the Partnership will furnish to the Holders:

46 (1) within 105 days after the end of each fiscal year, annual audited financial statements for such fiscal year, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, with respect to the periods presented prepared in accordance with GAAP and a report thereon by the Partnership’s certified independent accountants; (2) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited financial statements (including footnotes) for the interim period as of, and for the period ending on, the end of such quarter, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Partnership with respect to the periods presented prepared in accordance with GAAP; and (3) promptly after the occurrence of any of the following events, current reports of the Partnership containing substantially all of the information that would be required to be filed in a current report on Form 8-K under the Exchange Act on the Issue Date pursuant to Sections 1 and 4, Items 2.01, 2.03, 2.04(a), 5.01, 5.02(a)(1) (with respect to independent directors only), 5.02(b) (with respect to officers and independent directors only), 5.02(c)(1) and (3), 5.02(d)(1), (2), (3) and (4) (in each case, with respect to independent directors only) 5.03(b) of Form 8-K if the Partnership had been a reporting company under the Exchange Act (but excluding, for the avoidance of doubt, financial statements and exhibits that would be required pursuant to Item 9.01 of Form 8-K, other than financial statements and pro forma financial information (in each case relating to transactions required to be reported pursuant to Item 2.01 or 2.03 of Form 8-K) to the extent available (as determined in good faith by the Partnership)). (b) The Partnership will be deemed to have furnished such reports and information described above to the Holders (and the Trustee shall be deemed to have delivered such reports and information to the Holders) if the Partnership has filed such reports or information, respectively, with the SEC using the EDGAR filing system (or any successor filing system of the SEC) or if the Partnership has posted such reports or information, respectively, on its website, and such reports or information, respectively, are available to Holders through internet access. (c) If the General Partner has designated any Subsidiaries of the Partnership as Unrestricted Subsidiaries, and such Unrestricted Subsidiaries, individually or taken together, would constitute a Significant Subsidiary, then the quarterly and annual financial information required by this Section 4.06 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Partnership and its Restricted Subsidiaries excluding the Unrestricted Subsidiaries. (d) Any and all Defaults or Events of Default arising from a failure to comply with this Section 4.06 shall be deemed cured (and the Partnership shall be deemed to be in compliance with this Section 4.06) upon furnishing or filing such information or report as contemplated by this Section 4.06 (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of Holders described under Article 6 if all outstanding Notes shall have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure. (e) Notwithstanding the foregoing, (a) the Partnership will not be required to deliver any information, certificates or reports that would otherwise be required by (i) Section 302, Section 404 and Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K, (ii) Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting

47 principles financial measures contained therein or (iii) Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K, (b) such reports will not be required to contain financial information required by Rule 3- 09, Rule 3-10, Rule 13-01 or Rule 13-02 of Regulation S-X or include any exhibits or certifications required by Form 10-K or Form 10-Q (or any successor forms) or related rules under Regulation S-K and (c) such reports shall be subject to exceptions, exclusions and other differences consistent with the presentation of financial and other information in the Offering Memorandum and shall not be required to present compensation or beneficial ownership information. (f) To the extent not satisfied by the reports required by this Section 4.06, the Partnership will furnish to Holders thereof and prospective investors in the Notes, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) (or any successor provision) of the Securities Act. (g) Delivery of any information, documents and reports to the Trustee pursuant to this Section 4.06 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their respective covenants hereunder. Section 4.07 Compliance Certificate. (a) The Partnership shall deliver to the Trustee within 120 days after the end of each fiscal year an Officer’s Certificate stating that a review of its activities and the activities of its Subsidiaries (including Finance Corp.) during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether each of the Issuers has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such officer signing such certificate, that to the officer’s knowledge each Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture, and is not in Default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if an Event of Default shall have occurred, describing such Events of Default of which the officer may have knowledge and what action is being taken or proposes to be taken with respect thereto). (b) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, written notice of (i) any Event of Default under this Indenture or (ii) any event of default under any other mortgage, indenture or instrument referred to in Section 6.01(a)(5), an Officer’s Certificate specifying such Event of Default or other event of default and what action the Issuers are taking or propose to take with respect thereto, in each case immediately upon an Officer of either Issuer becoming aware thereof. Section 4.08 Restricted Payments. (a) The Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (1) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Partnership or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Partnership or any of its Restricted Subsidiaries (other than (x) dividends or distributions payable solely in Capital Stock of the Partnership (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Partnership (other than Redeemable Capital Stock); (y) the declaration or payment of dividends or other distributions to the extent declared or paid to the Partnership or any Restricted Subsidiary of the Partnership; and (z) the declaration or payment of dividends or other distributions by any Restricted Subsidiary of the

48 Partnership to all holders of Capital Stock of that Restricted Subsidiary on a pro rata basis (including, in the case of the Operating Partnership, to the general partner thereof)); (2) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Partnership or any of its Restricted Subsidiaries, other than any Capital Stock owned by a Wholly Owned Restricted Subsidiary of the Partnership; (3) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any such Indebtedness owned by the Partnership or a Wholly Owned Restricted Subsidiary of the Partnership), except a payment of interest or principal within one year of the Stated Maturity thereof; or (4) make any Investment, other than a Permitted Investment, in any entity; (such payments or Investments described in the preceding clauses (1), (2), (3) and this clause (4) collectively referred to as “Restricted Payments”) unless, at the time of and after giving effect to the proposed Restricted Payment, no Default or Event of Default shall have occurred and be continuing, and the Restricted Payment, together with the aggregate of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries during the fiscal quarter during which the Restricted Payment is made (other than Restricted Payments made pursuant to Sections 4.08(b)(2) through (7)), will not exceed: (a) if the Consolidated Fixed Charge Coverage Ratio of the Partnership is greater than 1.75 to 1.00, an amount equal to: (i) Available Cash as of the end of the immediately preceding fiscal quarter, plus (ii) to the extent that any Investment that was made pursuant to this clause (a) or clause (b) below is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Investment (less the cost of disposition, if any), to the extent not previously expended pursuant to this clause (a), plus (iii) the net reduction in Investments made pursuant to this clause (a) or clause (b) below resulting from cash dividends, repayments of loans or advances, or other transfers of assets in each case to the Partnership or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent not previously expended pursuant to this clause (a); or (b) if the Consolidated Fixed Charge Coverage Ratio of the Partnership is equal to or less than 1.75 to 1.00, an amount equal to the sum of: (i) $300.0 million, less (ii) the aggregate amount of all restricted payments made by the Partnership and its Restricted Subsidiaries in accordance with this clause

49 (b) during the period ending on the last day of the fiscal quarter of the Partnership immediately preceding the date of the restricted payment and beginning on the first day of the sixteenth full fiscal quarter immediately preceding the date of the restricted payment, plus (iii) the aggregate net cash proceeds of any substantially concurrent capital contribution to the Partnership from any Person (other than a Restricted Subsidiary of the Partnership), or issuance and sale of shares of Capital Stock (other than Redeemable Capital Stock) of the Partnership to any Person (other than to a Restricted Subsidiary of the Partnership). (b) Notwithstanding the foregoing, Section 4.08(a) will not prohibit: (1) the payment of any dividend, distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have otherwise complied with the provisions of this Indenture; (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, a substantially concurrent (not to exceed 120 days following the receipt of such net cash proceeds) (x) capital contribution to the Partnership from any Person (other than a Restricted Subsidiary of the Partnership); or (y) issuance and sale of other Capital Stock (other than Redeemable Capital Stock) of the Partnership to any Person (other than to a Restricted Subsidiary of the Partnership); provided, however, that the amount of any net cash proceeds that are utilized for any such Restricted Payment will be excluded from the calculation of Available Cash; (3) any redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of, a substantially concurrent (not to exceed 120 days following the receipt of such net cash proceeds) (x) capital contribution to the Partnership from any Person (other than a Restricted Subsidiary of the Partnership); or (y) issuance and sale of (a) Capital Stock (other than Redeemable Capital Stock) of the Partnership to any Person (other than to a Restricted Subsidiary of the Partnership), or (b) Indebtedness of the Partnership issued to any Person (other than a Restricted Subsidiary of the Partnership), so long as the Indebtedness is Permitted Refinancing Indebtedness; provided, however, that the amount of any net cash proceeds that are utilized for any redemption, repurchase or other acquisition or retirement will be excluded from the calculation of Available Cash; (4) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Partnership or any of its Restricted Subsidiaries held by any current or former officer, director or employee of the Partnership or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, employment agreement or similar agreement in an aggregate amount not to exceed $7.5 million in each calendar year (with unused amounts in any calendar year being carried over to the immediately succeeding calendar year but not to any subsequent calendar year; provided that such amount in any calendar year shall not exceed $15.0 million);

50 (5) the repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise or exchange of stock options, warrants or other convertible securities if the Equity Interests represent a portion of the exercise or exchange price thereof and repurchases or other acquisitions or retirement for value of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee either upon such grant or award or in connection with any such exercise or exchange of stock options, warrants or other convertible securities; (6) cash payments in lieu of the issuance by the Partnership or any of its Restricted Subsidiaries of fractional shares (or, in the case of any partnership or limited liability company, any interests) in connection with stock dividends, splits or business combinations or the exercise of warrants, options or other securities convertible or exchangeable for Equity Interests that are not derivative securities; or (7) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Restricted Payments in an aggregate amount since the Issue Date not to exceed $50.0 million. (c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date the Restricted Payment is made, or at the Issuers’ election, the date a commitment is made to make such Restricted Payment of the assets or securities proposed to be transferred or issued by the Partnership or any of its Restricted Subsidiaries, as the case may be, pursuant to the Restricted Payment. (d) Any permitted Restricted Payment may be made in assets other than cash, in which case the amount will be the fair market value, as determined in good faith by the General Partner on the date of the Restricted Payment of the assets proposed to be transferred. Section 4.09 Incurrence of Indebtedness . (a) The Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume or guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of any Indebtedness, unless at the time of such incurrence, and after giving pro forma effect to the receipt and application of the proceeds of the Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the Partnership would be greater than 2.00 to 1.00. (b) Notwithstanding Section 4.09(a), each of the following incurrences of Indebtedness shall be permitted (the “Permitted Indebtedness”): (1) Indebtedness of the Issuers outstanding on the Issue Date in respect of the Existing Notes and the Notes issued on the Issue Date (excluding any Additional Notes); (2) Indebtedness of the Partnership or a Restricted Subsidiary incurred for the making of expenditures for the improvement or repair, to the extent the improvements or repairs may be capitalized in accordance with GAAP, or additions, including by way of acquisitions of businesses and related assets, to the property and assets of the Partnership and its Restricted Subsidiaries, or incurred by assumption in connection with additions, including additions by way of acquisitions or capital contributions of businesses and related assets, to the property and assets of the Partnership and its Restricted Subsidiaries; provided that the aggregate

51 principal amount of this Indebtedness outstanding at any time may not exceed the greater of (i) $150.0 million and (ii) 7.5% of Consolidated Tangible Assets of the Partnership; (3) Indebtedness of the Partnership or a Restricted Subsidiary incurred for any purpose permitted under the Credit Agreement; provided that the aggregate principal amount of this Indebtedness outstanding at any time may not exceed an amount equal to the greatest of $900.0 million, the Consolidated Borrowing Base Amount, or 30.0% of the Consolidated Tangible Assets of the Partnership; (4) Indebtedness of the Partnership owed to the General Partner or an Affiliate of the General Partner that is unsecured and that is Subordinated Indebtedness; provided that the aggregate principal amount of this Indebtedness outstanding at any time may not exceed $100.0 million; (5) Indebtedness owed by the Partnership or any Restricted Subsidiary to any Restricted Subsidiary; (6) Indebtedness under any Interest Rate Agreement; (7) Permitted Refinancing Indebtedness; (8) the incurrence by the Partnership or a Restricted Subsidiary of Indebtedness owed directly to its insurance carriers, without duplication, in connection with the Partnership’s, its Subsidiaries’ or its Affiliates’ self-insurance programs or other similar forms of retained insurable risks for their respective businesses, consisting of reinsurance agreements and indemnification agreements, and guarantees of the foregoing, secured by letters of credit; provided that any Consolidated Fixed Charges associated with the Indebtedness evidenced by the reinsurance agreements, indemnification agreements, guarantees and letters of credit will be included, without duplication, in any determination of the Consolidated Fixed Charge Coverage Ratio set forth in Section 4.09(a); (9) Indebtedness of the Partnership and its Restricted Subsidiaries in respect of Capital Leases; (10) Indebtedness of the Partnership and its Restricted Subsidiaries represented by letters of credit supporting (i) obligations under workmen’s compensation laws; (ii) obligations to suppliers of propane, provided that the aggregate amount of this Indebtedness outstanding at any time may not exceed $100.0 million; and (iii) the repayment of Permitted Indebtedness; (11) Indebtedness of the Partnership or a Restricted Subsidiary incurred with respect to any Accounts Receivable Securitization; (12) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Partnership or any of its Subsidiaries or in connection with judgments that do not result in a “Default” or “Event of Default;” (13) (a) Acquired Indebtedness of the Partnership or any of its Restricted Subsidiaries which Indebtedness exists at the time of such acquisition, merger, consolidation or conversion and is not created in contemplation of such event and where such acquisition, merger

52 or consolidation is otherwise permitted by this Indenture and (b) Indebtedness of the Partnership to finance all or a portion of any such acquisition, merger or consolidation; provided, however, that, in each case, on a pro forma basis, either (x) the Partnership would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio set forth in Section 4.09(a) or (y) the Consolidated Fixed Charge Coverage Ratio would not be less than immediately prior to such transactions; and (14) the incurrence by the Partnership or any of its Restricted Subsidiaries of Indebtedness in addition to the Indebtedness described in clauses (1) through (13) above in an aggregate principal amount then outstanding, not to exceed the greater of (i) $125.0 million or (ii) 7.5% of the Consolidated Tangible Assets of the Partnership. (c) For purposes of determining compliance with this Section 4.09 in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) of Section 4.09(b), or is entitled to be incurred pursuant to Section 4.09(a), the Issuers will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09; provided, that Indebtedness incurred under the Credit Agreement outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by Section 4.09(b)(3) and cannot be so reclassified. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Redeemable Capital Stock in the form of additional shares of the same class of Redeemable Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Redeemable Capital Stock for purposes of this Section 4.09. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Partnership or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. (d) If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this Section 4.09, the Issuers shall be in Default of this Section 4.09). Section 4.10 Liens. The Partnership will not, and will not permit any of its Restricted Subsidiaries to, incur, assume or suffer to exist any Liens (other than Permitted Liens) upon any of its respective property or assets, whether owned on the Issue Date or thereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien. Section 4.11 Limitations on Finance Corp. (a) In addition to the restrictions set forth under Section 4.09, Finance Corp. or any substitute obligor may not incur any Indebtedness unless the Partnership is a co-obligor or guarantor of the Indebtedness, or the net proceeds of the Indebtedness are either lent to the Partnership, used to acquire outstanding notes issued by the Partnership, or used, directly or indirectly, to refinance or discharge Indebtedness permitted under this Section 4.11(a). (b) Finance Corp. may not engage in any business not related, directly or indirectly, to obtaining money or arranging financing for the Partnership. At any time after the Partnership is a

53 corporation, Finance Corp. may consolidate or merge with or into the Partnership or any Restricted Subsidiary. Section 4.12 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Partnership will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (1) pay dividends, in cash or otherwise, or make any other distributions on or with respect to its Capital Stock or any other interest or participation in, or measured by, its profits; (2) pay any Indebtedness owed to the Partnership or any other Restricted Subsidiary; (3) make loans or advances to, or any investment in, the Partnership or any other Restricted Subsidiary; (4) transfer any of its properties or assets to the Partnership or any other Restricted Subsidiary; or (5) guarantee any Indebtedness of the Partnership or any other Restricted Subsidiary. (b) The following encumbrances or restrictions are permissible, including those existing under or by reason of: (1) applicable law, rule, regulation, order, approval, license, permit or similar restriction; (2) this Indenture and the Notes; (3) any agreement in effect at or entered into on the Issue Date, including the indentures governing the Existing Notes and the Credit Agreement in effect on such date, or any agreement relating to any Permitted Indebtedness; provided, however, that the encumbrances and restrictions contained in the agreements governing the Permitted Indebtedness are no more restrictive with respect to the payment restrictions than those set forth in the Credit Agreement as in effect on the Issue Date; (4) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Partnership or any Restricted Subsidiary; (5) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in Section 4.12(a)(4) on the property so acquired; (6) any agreement or other instrument of a Person (or any it its Restricted Subsidiaries) acquired by the Partnership or any Restricted Subsidiary, in existence at the time of the acquisition but not created in contemplation of the acquisition, which encumbrance or

54 restriction is not applicable to any Person or the property or assets of any Person other than the Person or the properties, assets or subsidiaries of the Person so acquired; (7) customary non-assignment and non-subletting provisions in leases, contracts and licenses entered into in the ordinary course of business; (8) provisions contained in instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor of the Indebtedness unless the transferee shall assume the obligations of the obligor under the agreement or instrument; (9) provisions limiting the disposition or distribution of assets or property in joint venture agreements, partnership agreements, shareholder agreements, asset sale agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements; (10) restrictions on cash or other deposits or net worth imposed by customers, suppliers and landlords under contracts entered into in the ordinary course of business; (11) any agreement for the sale or other disposition of a Restricted Subsidiary that contains any such restrictions on that Restricted Subsidiary pending its sale or other disposition; and (12) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) of this Section 4.12(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Partnership, no more restrictive in any material respect with respect to such encumbrance and other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing. Section 4.13 Designation of Restricted and Unrestricted Subsidiaries. (a) The General Partner may designate any Subsidiary of the Partnership to be an Unrestricted Subsidiary; provided that no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (other than any Indebtedness or other obligation incurred in respect of an Accounts Receivable Securitization): (a) is guaranteed by the Partnership or any Restricted Subsidiary, (b) is recourse to or obligates the Partnership or any Restricted Subsidiary in any way or (c) subjects any property or assets of the Partnership or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof. (b) Notwithstanding Section 4.13(a), the Partnership or a Restricted Subsidiary may Guarantee or agree to provide funds for the payment or maintenance of, or otherwise become liable with respect to Indebtedness of an Unrestricted Subsidiary, but only to the extent that the Partnership or a Restricted Subsidiary would be permitted to (a) make an Investment in such Unrestricted Subsidiary pursuant to clause (8) of the definition of Permitted Investments and (b) incur the Indebtedness represented by such Guarantee or agreement pursuant to Section 4.09(a).

55 (c) Notwithstanding Section 4.13(a), (i) no Subsidiary may be designated an Unrestricted Subsidiary if such Subsidiary, directly or indirectly, holds Capital Stock of a Restricted Subsidiary and (ii) neither the Operating Partnership nor Finance Corp. may be designated an Unrestricted Subsidiary. (d) Any designation of a Restricted Subsidiary of the Partnership as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date. (e) The General Partner may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that: (1) immediately after and giving effect to such designation, no Default or Event of Default shall have occurred and be continuing; (2) (i) such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if such Indebtedness is permitted under Section 4.09, and (ii) if such Unrestricted Subsidiary has, as of the date of such designation, outstanding Indebtedness (other than Permitted Indebtedness), the Partnership could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness); (3) the aggregate fair market value of all outstanding Investments owned by the Unrestricted Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and any such designation will only be permitted if the Investment would be permitted at that time in compliance with Section 4.08; and (4) all Liens upon property and assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.10. Section 4.14 Transactions with Affiliates. (a) The Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) other than as provided for, as of the Issue Date, in the Partnership Agreement or in the Operating Partnership’s partnership agreement and the other agreements entered into between the Partnership or the Operating Partnership and any of their Affiliates, with, or for the benefit of any Affiliates of the Partnership (each, an “Affiliate Transaction”), if such Affiliate Transaction involves aggregate consideration in excess of $25.0 million, unless: (1) the transaction or series of related transactions is between the Partnership and its Wholly Owned Restricted Subsidiaries or between two or more Wholly Owned Restricted Subsidiaries; or (2) (a) the transaction or series of related transactions is on terms that are no less favorable to the Partnership or the Restricted Subsidiary, as the case may be, than those which would have been obtained in a comparable transaction at such time from Persons who are not Affiliates of the Partnership or a Restricted Subsidiary, and, (b) with respect to a transaction

56 or series of transactions involving aggregate payments or value equal to or greater than $75.0 million, the Partnership shall have delivered an Officer’s Certificate to the Trustee certifying that the transaction or series of transactions is on terms that are no less favorable to the Partnership or the Restricted Subsidiary than those which would have been obtained from Persons who are not Affiliates of the Partnership or a Restricted Subsidiary and has been approved by a majority of the Board of Directors of the General Partner (including a majority of the Disinterested Directors). (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to Section 4.14(a): (1) reasonable fees and compensation paid to or for the benefit of any employee, officer or director of the Partnership, any of its Restricted Subsidiaries or the General Partner, and any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Partnership or any of its Restricted Subsidiaries existing on the Issue Date, or entered into thereafter in the ordinary course of business, and any indemnities or other transactions permitted or required by bylaw, statutory provisions or any of the foregoing agreements, plans or arrangements; (2) transactions with a Person (other than an Unrestricted Subsidiary of the Partnership) that is an Affiliate of the Partnership solely because the Partnership owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person; (3) any issuance of Equity Interests (other than Disqualified Stock) of the Partnership to Affiliates of the Partnership; (4) Restricted Payments or Permitted Investments that do not violate Section 4.08; (5) customary compensation, indemnification and other benefits made available to officers, directors or employees of the Partnership, a Restricted Subsidiary of the Partnership or the General Partner, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance; (6) loans or advances to employees of the Partnership, a Restricted Subsidiary of the Partnership or the General Partner in the ordinary course of business not to exceed $5.0 million in the aggregate at any one time outstanding; (7) Guarantees of performance by the Partnership or any of its Restricted Subsidiaries in the ordinary course of business, except for Guarantees of Indebtedness in respect of borrowed money; and (8) any transactions between the Partnership or any Restricted Subsidiary and any Person, a director of which is also a director of the Partnership or a Restricted Subsidiary; provided that such director abstains from voting as a director of the Partnership or the Restricted Subsidiary, as applicable, in connection with the approval of the transaction. (c) Section 4.14(a) will not restrict the Partnership, any Restricted Subsidiary or the General Partner from entering into (A) any employment agreement, stock option agreement, restricted stock agreement or similar agreement in the ordinary course of business, (B) any transactions permitted by Section 4.08, (C) any transactions in the ordinary course of business in connection with reinsuring the

57 self-insurance programs or other similar forms of retained insurable risks of the Partnership, or (D) any Accounts Receivable Securitization. Section 4.15 Offer to Repurchase Upon Change of Control Triggering Event. (a) If a Change of Control Triggering Event occurs, the Issuers shall be required to make an offer to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes in the manner described below (the “Change of Control Offer”). In the Change of Control Offer, the Issuers will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control Triggering Event, the Issuers will deliver electronically or mail by first-class mail, postage prepaid, a notice to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of the Depository (with a copy to the Trustee) (i) describing the transaction or transactions that constitute the Change of Control Triggering Event, (ii) offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, (iii) if such notice is given in advance of the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditioned upon the occurrence of such Change of Control Triggering Event and briefly describing the transaction with respect to which a definitive agreement is in place for the Change of Control and (iv) describing the procedures that Holders must follow to tender Notes for payment and to withdraw an election to tender Notes. (b) On the Change of Control Payment Date, the Issuers shall, to the extent lawful: (1) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all of the Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of the Notes or portions thereof tendered to the Issuers. (c) The Paying Agent will promptly mail the Change of Control Payment for such Notes to each Holder of the Notes so accepted, and upon the Issuers’ written request, the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. (d) If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no other interest will be payable to Holders who tender pursuant to the Change of Control Offer. (e) Notwithstanding Section 4.15(a), the Issuers will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of

58 Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant Section 3.07, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer by the Issuers or a third party may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. (f) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent Rule 14e-1 under the Exchange Act is applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of Rule 14e-1 under the Exchange Act conflict with this Section 4.15, the Issuers will comply with Rule 14e-1 under the Exchange Act and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance. (g) Other than as specifically provided in this Section 4.16, any purchase pursuant to this Section 4.15 shall be made pursuant to the provisions of Section 3.02, Section 3.05 and Section 3.06. Section 4.16 Asset Sales. (a) The Partnership will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless: (1) the Partnership or such Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value, as determined in good faith by the General Partner, of the assets sold or otherwise disposed of, and (2) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration received in the Asset Sale, together with all other consideration received in other Asset Sales since the Issue Date (on a cumulative basis), by the Partnership or such Restricted Subsidiary, as the case may be, is in the form of cash and Cash Equivalents; provided, that for purposes of this provision, each of the following will be deemed to be cash: (A) any liabilities (as shown on the Partnership’s or such Restricted Subsidiary’s most recent internally available annual or quarterly balance sheet or in the notes thereto) of the Partnership or any Restricted Subsidiary that are assumed, forgiven or otherwise extinguished by the transferee of any such assets; (B) any securities, notes or other obligations received by the Partnership or any such Restricted Subsidiary from such transferee that are converted within 180 days of such Asset Sale, subject to ordinary settlement period, by the Partnership or such Restricted Subsidiary into cash (to the extent of the cash received); and (C) any Designated Non-Cash Consideration received by the Partnership or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at such time outstanding, not to exceed an amount equal to the greater of (x) $100.0 million and (y) 5.0% of Consolidated Tangible Assets of the

59 Partnership at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value shall be deemed to be cash for purposes of this Section 4.16(a); provided, further, that the 75.0% limitation referred to in Section 4.16(a)(2) shall not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75.0% limitation. (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuers (or any Restricted Subsidiary) may apply an amount equal to such Net Proceeds to any combination of the following purposes: (1) to reduce any Indebtedness of the Issuers or a Restricted Subsidiary (with a permanent reduction of availability in the case of revolving Indebtedness); (2) to acquire Permitted Assets; or (3) to make capital expenditures. Notwithstanding the foregoing, in the event the Partnership or any of its Restricted Subsidiaries enters into a binding agreement committing to make an acquisition, expenditure or investment in compliance with Section 4.16(b)(2) or Section 4.16(b)(3) within 365 days after the receipt of any Net Proceeds from an Asset Sale, such commitment will be treated as a permitted application of the Net Proceeds from the date of the execution of such agreement until the earlier of (i) the date on which such acquisition or investment is consummated or such expenditure made or such agreement is terminated, and (ii) the 180th day after the date on which such binding commitment was entered into. (c) Pending the final application of any Net Proceeds, the Partnership and its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture. (d) Notwithstanding the foregoing, if an Asset Sale is the result of an involuntary expropriation, nationalization, taking or similar action by or on behalf of any governmental authority, such Asset Sale need not comply with clauses (1) and (2) of Section 4.16(a). In addition, the proceeds of any such Asset Sale shall not be deemed to have been received (and the 365-day period in which to apply any Net Proceeds shall not begin to run) until the proceeds to be paid by or on behalf of the governmental authority have been paid in cash to the Partnership or the Restricted Subsidiary making such Asset Sale and if any litigation, arbitration or other action is brought contesting the validity of or any other matter relating to any such expropriation, nationalization, taking or other similar action, including the amount of the compensation to be paid in respect thereof, until such litigation, arbitration or other action is finally settled or a final judgment or award has been entered and any such judgment or award has been collected in full. (e) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.16(b) will constitute “Excess Proceeds.” Not later than the 366th day after any Asset Sale, if the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuers shall make an offer to all Holders of the Notes (an “Asset Sale Offer”) and to all holders of other Pari Passu Indebtedness of the Partnership or the Issuers containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of the Notes and

60 such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of the Notes and other Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Partnership or any Restricted Subsidiary may use such deficiency for general business purposes. If the aggregate principal amount of the Notes and other Pari Passu Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes or other Pari Passu Indebtedness to be purchased on a pro rata basis (except that any Notes represented by a global note will be selected for redemption by such method as the Depository may require), or by such other method that approximates a pro rata selection as the Trustee shall deem fair and appropriate, unless otherwise required by law. (f) Notwithstanding Section 4.16(e), if the Issuers are required to commence an Asset Sale Offer at any time when the Issuers have Pari Passu Indebtedness outstanding ranking pari passu in right of payment with the Notes and the terms of such Pari Passu Indebtedness provide that a similar offer must be made with respect to such Pari Passu Indebtedness, then the Asset Sale Offer for the Notes will be made concurrently with the other offers and Pari Passu Indebtedness will be accepted on a pro rata basis in proportion to the aggregate principal amount of each series of Pari Passu Indebtedness which their holders elect to have purchased. Upon completion of the Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. (g) In the event the Issuers are required to make an Asset Sale Offer, and the amount of the Net Proceeds from the Asset Sale is not evenly divisible by $1,000, upon the written request of the Issuers, the Trustee shall promptly refund to the Issuers the portion of such Excess Proceeds that is not necessary to purchase the immediately lesser principal amount of the Notes that is so divisible. (h) Any Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). On a date within five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Issuers shall purchase the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness required to be purchased pursuant to this Section 4.16 (the “Asset Sale Offer Amount”) or, if less than the Asset Sale Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Sale Offer. (i) If the Asset Sale Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no other interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer. (j) Without limiting the foregoing: (1) any Holder may decline any offer of prepayment pursuant to this Section 4.16; and (2) the failure of any such Holder to accept or decline any such offer of prepayment shall be deemed to be an election by such Holder to decline such prepayment. (k) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent Rule 14e-1 under the Exchange Act is applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of Rule 14e-1 under the Exchange

61 Act conflict with this Section 4.16, the Issuers will comply with Rule 14e-1 under the Exchange Act and will not be deemed to have breached its obligations under this Section 4.16 by virtue of such compliance. (l) Notwithstanding the foregoing, any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Partnership and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, will be governed by Section 5.01 and will not be subject to the provisions in this Section 4.16. Section 4.17 Effectiveness of Covenants. (a) If on any date following the Issue Date: (1) the Notes have an Investment Grade Rating from at least two Rating Agencies; and (2) no Default or Event of Default shall have occurred and be continuing, (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as an “Investment Grade Rating Event”) then, beginning on that day and at all times thereafter, the covenants described in Section 4.08, Section 4.09, Section 4.12, Section 4.14, Section 4.16 and Section 5.01(a)(4) will cease to apply to the Issuers and their Restricted Subsidiaries and will no longer have effect. (b) For the avoidance of doubt, such covenants shall not be reinstated even if following an Investment Grade Rating Event any of the Rating Agencies withdraws its Investment Grade Rating, or downgrades the rating assigned to the Notes below an Investment Grade Rating, or ceases to rate the Notes. (c) Following delivery by the Issuers to the Trustee of the Officer’s Certificate to the foregoing effect, and solely for the purposes of determining compliance with Section 4.10 and the definition of “Permitted Liens,” (i) notwithstanding the termination of Section 4.09 the ratio based exceptions, thresholds and basket provisions of Section 4.09 that are referred to in, or necessary to give effect to, Section 4.10 and the definition of “Permitted Liens,” shall be deemed to still be in effect and (ii) references to “Restricted Subsidiaries” shall be deemed to be references to “Subsidiaries,” as the context requires. ARTICLE 5 SUCCESSORS Section 5.01 Mergers, Consolidations, etc. (a) The Partnership shall not consolidate or merge with or into (whether or not the Partnership is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless: (1) the Partnership is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than the Partnership) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia;

62 (2) the Person (the “Successor Person”) formed by or surviving any such consolidation or merger (if other than the Partnership) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Partnership pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture; (3) immediately after such transaction no Default or Event of Default exists; (4) (i) the Partnership or such other Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Four Quarter Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio set forth herein in Section 4.09 or (ii) the Consolidated Fixed Charge Coverage Ratio would not be less than the Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction or transactions; and (5) the Partnership or the Successor Person (if other than the Partnership) has delivered to the Trustee (i) an Opinion of Counsel stating that such transaction and, if an assumption agreement or other instrument is required in connection with such transaction, such assumption agreement or other instrument complies with clauses (1) and (2) of this Section 5.01(a), and (ii) an Officer’s Certificate stating that all conditions precedent contained in the Indenture relating to such transaction have been complied with. (b) Finance Corp. may not consolidate or merge with or into, whether or not Finance Corp. is the surviving entity, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless: (1) Finance Corp. is the surviving Person, or the Successor Person (if other than the Finance Corp.) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; (2) the Successor Person (if other than Finance Corp.) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Finance Corp. pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture; (3) immediately after such transaction no Default or Event of Default exists; and (4) Finance Corp. or the Successor Person (if other than Finance Corp.) has delivered to the Trustee (i) an Opinion of Counsel stating that such transaction and, if an assumption agreement or other instrument is required in connection with such transaction, such assumption agreement or other instrument complies with clauses (1) and (2) of this Section 5.01(b), and (ii) an Officer’s Certificate stating that all conditions precedent contained in the Indenture relating to such transaction have been complied with. (c) Notwithstanding this Section 5.01, the Partnership will be permitted to reorganize as any other form of entity in accordance with the procedures established in this Indenture; provided that:

63 (1) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Partnership into a form of entity other than a limited partnership formed under Delaware law; (2) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia; (3) the entity so formed by or resulting from such reorganization assumes all the obligations of the Partnership under the Notes and the indenture pursuant to agreements reasonably satisfactory to the Trustee; and (4) immediately after such reorganization no Default or Event of Default exists. Section 5.02 Successor Entity Substituted. Upon any merger, consolidation, sale, assignment, transfer, lease, allocation, division or other disposition of all or substantially all of the properties or assets of the Partnership or Finance Corp. in accordance with Section 5.01, the Partnership or Finance Corp., as the case may be, will be released from its obligations under this Indenture and the Notes and the Successor Person (or such similar person in the case of Finance Corp.), will succeed to, and be substituted for, and may exercise every right and power of, the Partnership or Finance Corp., as the case may be, under this Indenture and the Notes; provided that, in the case of a lease of all or substantially all its assets, the Partnership or Finance Corp., as the case may be, will not be released from the obligation to pay the principal of and interest on the Notes. ARTICLE 6 DEFAULTS AND REMEDIES Section 6.01 Events of Default. (a) Each of the following is an “Event of Default”: (1) Default in the payment of the principal of or premium, if any, on the Notes, upon its Stated Maturity; (2) Default in the payment of an installment of interest or any sinking fund payment on the Notes, when the same becomes due and payable, which Default continues for a period of 30 days; (3) failure to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture, other than a Default specified in clause (1), (2) or (4) of this Section 6.01(a), and the Default continues for a period of 45 days after written notice of the Default requiring the Issuers to remedy the same shall have been given (x) to the Issuers by the Trustee or (y) to the Issuers and the Trustee by Holders of 25.0% in aggregate principal amount of the Notes then outstanding; (4) the continuance of a Default as a result of the failure by the Partnership for whatever reason to comply with Section 4.06 for a period of 105 days after written notice of such default requiring the Issuers to remedy the same shall have been given (x) to the Issuers by

64 the Trustee or (y) to the Issuers and the Trustee by Holders of 25.0% of the aggregate principal amount of the Notes then outstanding; (5) a default occurs or defaults occur under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Partnership or any Restricted Subsidiary of the Partnership then has outstanding Indebtedness, if the default: (A) is caused by a failure to pay principal with respect to Indebtedness of a Restricted Subsidiary at its Stated Maturity or within the applicable grace period, if any, provided with respect to the Indebtedness; or principal, premium or interest with respect to Indebtedness of the Partnership within the applicable grace period, if any, provided in the Indebtedness, which, collectively, is a “Payment Default;” or (B) results in the acceleration of the Indebtedness prior to its Stated Maturity and, in each case, the principal amount of the Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, amounts to $75.0 million or more; (6) final judgment or judgments, which is or are non-appealable and nonreviewable or which has or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted, shall be rendered against the Partnership, any Restricted Subsidiary, the general partner, or any Significant Subsidiary, provided such judgment or judgments requires or require the payment of money in excess of $75.0 million in the aggregate and is not paid, covered by insurance or discharged or stayed pending appeal or review within 60 days after entry of such judgment. In the event of a stay, the judgment shall not be discharged within 30 days after the stay expires; or (7) the Partnership, Finance Corp. or any of their respective Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, (d) makes a general assignment for the benefit of its creditors, or (e) admits in writing its inability to pay debts as the same become due; or (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Partnership, Finance Corp. or any of their respective Significant Subsidiaries in an involuntary case,

65 (b) appoints a custodian of the Partnership, Finance Corp. or any of their respective Significant Subsidiaries or for all or substantially all of their property, or (c) orders the liquidation of the Partnership, Finance Corp. or any of their respective Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 consecutive days. The notice under clause (4) must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” Section 6.02 Acceleration. (a) In the case of an Event of Default described in clause (7) or (8) of Section 6.01(a) with respect to the Partnership or Finance Corp., all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all of the Notes to be due and payable immediately by notice in writing to the Issuers specifying the Event of Default. (b) The Holders of a majority in principal amount of then-outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest, if the Trustee determines in good faith that withholding notice is in their interest. (c) If any Event of Default occurs because the Issuers or those acting on the Issuers’ behalf willfully intended to avoid payment of the premium that the Issuers would have to pay if the Issuers then elected to redeem the Notes under Section 3.07, then an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. (d) The Holders of a majority in principal amount of the Notes then-outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the Notes (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law. Section 6.04 Waiver of Past Defaults.

66 The Holders of a majority in aggregate principal amount of the Notes then-outstanding may waive, by notice to the Trustee, any existing Default or Event of Default for all Holders and its consequences hereunder, except: (1) a continuing Default or Event of Default in the payment of any principal of, premium, if any, or interest on the Notes held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer); and (2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected, provided that, subject to Section 6.02, the Holders of a majority in principal amount of the then outstanding Notes may rescind and annul an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Section 6.05 Control by Majority. The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders), or that would involve the Trustee in personal liability, and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from the Holders. Prior to taking any such action pursuant to this Section 6.05, the Trustee shall be entitled to indemnification and/or security satisfactory to it against any losses, liabilities and expenses (including reasonable attorney’s fees and expenses) incurred in connection therewith. Section 6.06 Limitation on Suits. Except to enforce payment of the principal of, and premium (if any) or interest on any Note on or after the Stated Maturity of such Note (after giving effect to the grace period specified Section 6.01(a)(2)), or a Holder of Notes may pursue a remedy with respect to this Indenture or the Notes only if: (a) the Holder gives to the Trustee written notice of a continuing Event of Default; (b) the Holders of at least 25% in principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy; (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity and/or security satisfactory to the Trustee against any loss, liability or expense; (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such indemnity and/or security; and (e) during such 60-day period the Holders of a majority in principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request.

67 Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (after giving effect to the grace period specified in Section 6.01(a)(2)), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(1) or Section 6.01(a)(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers and any other obligor on the Notes for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel. Section 6.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted. Section 6.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Section 6.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be. Section 6.12 Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and is entitled and empowered to participate as a member in any

68 official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and their agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, their agents and counsel, and any other amounts due the Trustee under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 6.13 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order without the consent or direction of any other Person: (1) to the Trustee and its agents and attorneys for amounts due under Section 7.06, including payment of all reasonable compensation and expenses (it being understood that any compensation and expenses set forth in any fee letter between the Trustee and the Issuers will be deemed to be reasonable) and for all other liabilities incurred under such section, and all advances made, by the Trustee and the costs and expenses of collection; (2) to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and (3) to the Issuers or to such party as a court of competent jurisdiction shall direct. The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Issuers and to each Holder in the manner set forth in Section 11.02. Section 6.14 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes. Section 6.15 Noteholder Direction.

69 (a) Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders of Notes (except any Holder that certifies in the Noteholder Direction that it is a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder of Notes delivered to the Partnership and the Trustee that such Holder of Notes is not (or, in the case such Holder of Notes is DTC or its nominee, that such Holder of Notes is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Partnership with such other information as the Partnership may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder of Notes is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to rely conclusively on such Position Representation and Verification Covenant in delivering its direction to the Trustee. (b) If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Partnership determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Partnership has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Partnership provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder of Notes, the percentage of Notes held by the remaining Holders of Notes that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default; provided, however, such voiding of such Noteholder Direction shall not void or invalidate any indemnity and/or security provided by the Directing Holders to the Trustee, which such indemnification and/or security obligations shall continue to survive. (c) Notwithstanding anything in Section 6.15(a) or Section 6.15(b) to the contrary, (i) any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs and (ii) a notice of Default may not be given with respect to any action taken, and reported publicly to Holders, more than two years prior to such notice of Default. In addition, for the avoidance of doubt, Section 6.15(a) and Section 6.15(b) shall not apply to any Holder of Notes that is a Regulated Bank and

70 has so stated in the applicable Noteholder Direction. For the avoidance of doubt, (i) the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to monitor, inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer's Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise, (ii) shall have no obligation to monitor, investigate, verify or to otherwise determine whether a Directing Holder is Net Short and (iii) shall be entitled to conclusively rely on a Directing Holder’s Position Representation, any Officer’s Certificate delivered by the Partnership to the Trustee and the determinations made by a court of competent jurisdiction. The Trustee shall have no liability to the Issuers, any Holder of Notes or any other Person in acting in good faith on a Noteholder Direction. Each holder by accepting a Note acknowledges and agrees that the Trustee (and any agent) shall not be liable to any party for acting or refraining to act in accordance with (i) the foregoing provisions, (ii) any Noteholder Direction, (iii) any Officer’s Certificate or (iv) its duties under the Indenture. (d) Subject to Article 7, each Holder by accepting a Note acknowledges and agrees that the Trustee (and any agent of the Trustee) shall not be liable to any Person for acting or refraining to act in accordance with this section or any Noteholder Direction. In addition, the Trustee shall have no (i) liability or responsibility to determine whether or not any Holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement or (ii) obligation to inquire if the Issuers will seek action to determine if a Directing Holder has breached its Position Representation, to monitor any court proceedings undertaken in connection therewith, or to monitor or investigate whether any Default or Event of Default has been publicly reported. ARTICLE 7 TRUSTEE Section 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. (b) Except during the continuance of an Event of Default: (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions, resolutions, statements, instruments, reports, notices, requests, directions, consents, orders, or other papers or documents furnished to the Trustee. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not their form conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations, facts or opinions stated therein, or the other substance thereof).

71 (c) The Trustee shall not be liable except for such losses, damages, or expenses, which have been finally adjudicated by a court of competent jurisdiction in a final non-appealable decision to have directly resulted from the Trustee's negligent action or negligent failure to act or its own willful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01; (2) the Trustee shall not be liable for any error of judgment made or action taken in good faith by it or its officers, employees or agents unless it is determined by a court of competent jurisdiction in final, non-appealable judgment that the Trustee or such officer, employee or agent was grossly negligent in ascertaining the pertinent facts; and (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05. (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02. (e) Subject to this Article 7, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture and the Notes at the request or direction of any of the Holders unless and until such Holders have offered to the Trustee funding and indemnity and/or security satisfactory to it against any loss, liability or expense. (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. (g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty. Section 7.02 Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. (b) Before the Trustee acts or refrains from acting, it may, at the joint and several expense of the Issuers, require an Officer’s Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel, investment bankers, accountants or other professionals of its selection and the advice of such counsel, investment bankers, accountants or other professionals or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

72 (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care. (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers. (f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity and/or security satisfactory to it against such risk or liability is not assured to it. (g) Except in the case of a Default in the payment of principal of, or premium, if any, or interest on, any Note that is to be paid by the Trustee, as Paying Agent, the Trustee shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Trustee shall have received written notice from the Issuers or a Holder describing such Default or Event of Default, and stating that such notice is a notice of default. (h) In no event shall the Trustee be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in its capacity hereunder, and each Agent and other Person employed to act hereunder. (j) The Trustee may request that the Issuers deliver an Officer’s Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded. (k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder. (l) The Trustee shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other Indenture, instrument, or document other than this Indenture. Section 7.03 Individual Rights of Trustee. The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee or such Agent. However, in the event that the Trustee acquires any conflicting interest within the meaning of Trust Indenture Act Section 310(b) it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee are also subject to Section 7.09 hereof.

73 Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes (or, for the avoidance of doubt, the Offering Memorandum), it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Issuers pursuant to the terms of this Indenture, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes. Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee (and provided that the Registrar has complied with Section 2.05 hereof), the Trustee shall send to Holders a notice of the Default or Event of Default within 90 days after it occurs, in the case of a Default, or within 30 days after a Responsible Officer of the Trustee becomes aware the Event of Default, in the case of an Event of Default. Except in the case of a Default or Event of Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default or Event of Default if and so long as it in good faith determines that withholding the notice is in the interests of the Holders. Section 7.06 Compensation and Indemnity. (a) The Issuers, jointly and severally, shall pay to the Trustee and any Agent from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall, jointly and severally, reimburse the Trustee and the Agents promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. Unless a Default or Event of Default has occurred and is continuing, the Trustee and Agents shall provide the Issuers reasonable notice of any expenditure not in the ordinary course of business. (b) The Issuers, jointly and severally, shall indemnify the Trustee, the Agents and their respective officers, directors, employees and agents (the “Indemnified Parties,” and each an “Indemnified Party”) for, and hold each Indemnified Party and any predecessors harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.06)) and/or defending itself against any claim whether asserted by any Holder, the Issuers, or any third party, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. An Indemnified Party shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by an Indemnified Party to so notify the Issuers shall not relieve the Issuers of its obligations hereunder. The Issuers shall defend the claim and an Indemnified Party may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee, any Agent, or any officer, director, employee and agent of the Trustee or any Agent for its willful misconduct or negligence (as determined by a court of competent jurisdiction in a final, non-appealable judgment). Any settlement which affects an Indemnified Party may not be entered into without the consent of the Trustee and such Indemnified Party, unless the Trustee and such Indemnified Party is given a full and unconditional release

74 from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability, or failure to act by or on behalf of the Trustee or the applicable Indemnified Party. (c) The obligations of the Issuers under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or Agent, as applicable. (d) To secure the payment obligations of the Issuers in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee. Such Lien shall survive the satisfaction and discharge of this Indenture. The Trustee’s respective right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Issuers. (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(7) or (8), the expenses and the compensation for services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. Section 7.07 Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time by giving 30 days’ prior written notice of such resignation to the Issuers and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee, as applicable, and the Issuers in writing no less than fifteen (15) days (or such longer period as may be required by the procedures of the Depository) prior to the effective date of the removal. The Issuers may remove the Trustee immediately if: (1) the Trustee fails to comply with Section 7.09; (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (3) a receiver or public officer takes charge of the Trustee or its property; or (4) the Trustee becomes incapable of acting. (b) If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuers shall promptly appoint a successor Trustee, as applicable. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Issuers. (c) If a successor Trustee does not take office within 30 days prior to the expiration of the thirty (30) day period following the notices given above, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

75 (d) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee, as applicable. (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall (at the Issuers' expense) promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuers’ obligations under Section 7.06 shall continue for the benefit of the retiring Trustee. (f) As used in this Section 7.07, the term “Trustee” shall also include each Agent; provided that the resignation or removal of an Agent shall be effective immediately with 30 days prior written notice to the Issuers and the Trustee and the tender to the Trustee of the Note Register by the Registrar or any funds held by the Paying Agent pursuant to this Indenture Section 7.08 Successor Trustee by Merger, etc. If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another organization or entity, the successor organization or entity without any further act shall be the successor Trustee or any Agent, as applicable, subject to Section 7.09, and will have and succeed to the rights, powers, duties, immunities, indemnities and privileges as its predecessor. Section 7.09 Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a organization or entity organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus (together with its affiliates) of at least $50,000,000 as set forth in its most recent published annual report of condition. ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuers may, at their option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8. Section 8.02 Legal Defeasance and Discharge. (a) Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture, all outstanding Notes on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness

76 represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) through (4) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to this Indenture; (2) the Issuers’ obligations concerning issuing temporary or interim Notes, mutilated, destroyed, lost, or stolen Notes and the maintenance of a registrar and paying agent in respect of the Notes; (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and (4) this Section 8.02. (b) Following the Issuers’ exercise of their Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default. (c) Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03. Section 8.03 Covenant Defeasance. Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.05, 4.06, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 and clause (4) of Section 5.01(a) with respect to the outstanding Notes, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Issuers and its Restricted Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(a), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, an Event of Default specified in Section 6.01(a)(3) (only with respect to covenants that are released as a result of such Covenant Defeasance), Section 6.01(a)(4), Section 6.01(a)(5), Section 6.01(a)(6), Section 6.01(a)(7) (solely with respect to Significant Subsidiaries) and Section 6.01(a)(8) (solely with respect to Significant Subsidiaries), in each case, shall not constitute an Event of Default.

77 Section 8.04 Conditions to Legal or Covenant Defeasance. (a) The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes: (1) the Issuers must deposit or cause to be deposited with the Trustee as trust funds or property in trust for the purpose of making payment on such Notes an amount of cash or Government Securities as will, together with the income to accrue thereon and reinvestment thereof, be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay, satisfy and discharge the entire principal, interest, if any, premium, if any and any other sums due to the Stated Maturity or an optional redemption date of the Notes; (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowing); (3) the Issuers must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over its other creditors or with the intent of defeating, hindering, delaying, or defrauding any of its other creditors or others; (4) in the case of Legal Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel acceptable to the Trustee in its reasonable judgment confirming that, subject to customary assumptions and exclusions, (a) the Issuers have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (5) in the case of Covenant Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel acceptable to the Trustee in its reasonable judgment to the effect that, subject to customary assumptions and exclusions, the beneficial owners of the outstanding Notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (6) the Issuers must satisfy the Trustee that they have paid, caused to be paid or made provisions for the payment of all applicable expenses of the Trustee and the other agents; (7) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound; and

78 (8) the Issuers must deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate stating that all conditions precedent herein provided relating to the Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with. Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. (a) Any funds or Government Securities deposited with the Trustee pursuant to the above provisions shall be (a) denominated in the currency or denomination of the Notes in respect of which such deposit is made, (b) irrevocable, and (c) made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustee and which provides for the due and punctual payment of the principal of, premium, if any, and interest on the Notes being defeased. (b) If the Trustee or Paying Agent is unable to apply any funds or Government Securities in accordance with the above provisions by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the affected Notes shall be revived and reinstated as though no funds or Government Securities had been deposited pursuant to the above provisions until such time as the Trustee is permitted to apply all such funds or Government Securities in accordance with the above provisions, provided that if the Issuers have made any payment in respect of principal of, premium, if any, or interest on Notes or, as applicable, other amounts because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the funds or Government Securities held by the Trustee. (c) The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders. (d) Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance. Section 8.06 Repayment to the Issuers. Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease. Section 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any cash or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of

79 any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Issuers make any payment of principal, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent. ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER Section 9.01 Without Consent of Holders. (a) Notwithstanding Section 9.02, without the consent of any Holder, the Issuers and the Trustee may amend or supplement this Indenture or the Notes: (1) to cure any ambiguity, defect or inconsistency; (2) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code); (3) to provide for the assumption of any Issuers’ obligations to Holders in the case of an amalgamation, merger, division or consolidation or sale of all or substantially all of an Issuers’ assets or otherwise to comply with Section 5.01; (4) to comply with the rules of any applicable depository; (5) to secure the Notes; (6) to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in such “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes; (7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture; (8) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder; or (9) to evidence or provide for the acceptance of appointment under this Indenture of any successor Trustee. (b) Upon the request of the Issuers, and upon receipt by the Trustee of the documents described in Section 11.03, the Trustee shall join with the Issuers in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties,

80 obligations, or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture. Section 9.02 With Consent of Holders. (a) Except as provided in Section 9.01 and this Section 9.02, this Indenture and the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Section 6.04 and Section 6.07, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purpose of this Section 9.02. (b) Upon the request of the Issuers, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.03, the Trustee shall join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture. (c) The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment, supplement or waiver under this Section 9.02. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender. After an amendment, supplement or waiver under this Indenture becomes effective, the Issuers shall give to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of any such amendment, supplement or waiver. (d) Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder): (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (2) reduce the principal of any Note or extend the final maturity thereof; (3) reduce the rate of or change the time for payment of interest on any Note; (4) reduce the premium payable upon the redemption of any Note or alter or waive any provision (other than with respect to the timing of notices) with respect to the redemption of Notes as described under Section 3.07 (it being understood that the provisions described under Section 4.15 and Section 4.16 and the related definitions are not subject to this clause); (5) make any Note payable in a currency other than that stated in the Notes; (6) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the

81 Holders of at least a majority in aggregate principal amount of the Notes with respect to a non- payment default and a waiver of the payment default that resulted from such acceleration); (7) impair the right of any Holder to receive payments of principal of, or interest or premium, if any, on the Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; (8) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes in any manner adverse to the Holders; (9) release the Issuers from any of their obligations under this Indenture; or (10) modify the amendment or waiver provisions under this Article 9. Section 9.03 Revocation and Effect of Consents. (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. (b) The Issuers may, but shall not be obligated to, fix a record date pursuant to Section 1.04 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. Section 9.04 Notation on or Exchange of Notes. (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver. (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver. Section 9.05 Trustee to Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 11.03, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

82 ARTICLE 10 SATISFACTION AND DISCHARGE Section 10.01 Satisfaction and Discharge. This Indenture will cease to be of further effect as to all Notes issued thereunder (except as to any surviving rights of registration of transfer or exchange of Notes expressly provided for in this Indenture) when: (a) either: (1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust, have been delivered to the Trustee for cancellation; or (2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash, Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay and discharge the principal, premium, if any, and accrued interest to the date of final maturity or redemption; (b) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuers are a party or by which the Issuers or any Restricted Subsidiary are bound; (c) the Issuers have paid or caused to be paid all sums payable by the Issuers under this Indenture; and (d) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at final maturity or the redemption date, as the case may be. In addition, the Issuers shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) above, the provisions of Section 10.02 and Section 8.06 shall survive. Section 10.02 Application of Trust Money. (a) Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of

83 the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law. (b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01; provided that if the Issuers have made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be. ARTICLE 11 MISCELLANEOUS Section 11.01 Concerning the Trust Indenture Act . Except with respect to specific provisions of the Trust Indenture Act expressly referenced in the provisions of this Indenture, the Trust Indenture Act shall not be applicable to, and shall not govern this Indenture and the Notes. Section 11.02 Notices. (a) Any notice or communication to the Issuers or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address: if to the Issuers: c/o AmeriGas Propane, Inc. 500 North Gulph Road King of Prussia, Pennsylvania 19406 E-mail: ugi-treasury@ugicorp.com With a copy to: richj@ugicorp.com Fax No.: +1.610.992.3259 Attention: Treasurer and General Counsel with a copy to: Morgan, Lewis & Bockius LLP 101 Park Avenue, New York New York, 10178 Attention: Rahul K. Patel if to the Trustee: U.S. Bank Trust Company, National Association 1735 Market Street 43rd Floor

84 Philadelphia, Pennsylvania 19103 Email: stacy.mitchell1@usbank.com Attention: Global Corporate Trust Services - Amerigas Partners, L.P. and Amerigas Finance Corp. The Issuers or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications. (b) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof. (c) Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. (d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. (e) Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository for such Note (or its designee), according to the applicable procedures of such Depository, if any, prescribed for the giving of such notice. (f) The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions. (g) All notices, approvals, consents, requests and any communications to the Trustee hereunder must be in writing in English and must be in the form of a document that is signed manually or by way of an electronic signature (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other electronic signature provider acceptable to the Trustee). Electronic signatures believed by the Trustee to comply with the ESIGN ACT of 2000 or other applicable law shall be deemed original signatures for all purposes. If the Issuers choose to use electronic signatures to sign documents delivered to the Trustee, the Issuers agree to assume all risks arising out of its use of electronic signatures, including without limitation the risk of the Trustee acting on

85 an unauthorized document and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any document signed via electronic signature. (h) If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. (i) If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time. Section 11.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall (upon the Trustee’s request) furnish to the Trustee: (1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.04) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that no Opinion of Counsel pursuant to this Section shall be required in connection with the issuance of Notes on the Issue Date. Section 11.04 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.07) shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with. Section 11.05 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

86 Section 11.06 No Personal Liability of Limited Partners, Directors, Officers, Employees and Unitholders. No director, officer, partner, employee, incorporator, manager or holder of Capital Stock of the Issuers or the General Partner, as such, will have any liability for any obligations of the Issuers under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Section 11.07 Governing Law; Consent to Jurisdiction. THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Section 11.08 Waiver of Jury Trial. EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 11.09 Force Majeure. In no event shall any Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, earthquakes, epidemics, economic sanctions or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances (and performance times or deadlines under this Indenture shall be extended as reasonably necessary because of any delay that is excusable under this Section 11.09). Section 11.10 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. Section 11.11 Successors. All agreements of the Issuers in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors. Section 11.12 Entire Agreement; Severability.

87 This Indenture and the Annexes and Exhibits hereto and the Notes set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 11.13 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic shall be deemed to be their original signatures for all purposes. Except with respect to authentication of the Notes by the Trustee or an authenticating agent, the words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Agreement by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to Trustee) shall be deemed original signatures for all purposes. Each other party to this Agreement assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to Trustee, including without limitation the risk of Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to Trustee in lieu of, or in addition to, any such electronic Notice. Section 11.14 Table of Contents, Headings, etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof. Section 11.15 Facsimile and PDF Delivery of Signature Pages. The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Section 11.16 U.S.A. PATRIOT Act.

88 The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act. Section 11.17 Payments Due on Non-Business Days. In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be. [Signatures on following pages]

[Signature Page to Indenture] AMERIGAS PARTNERS, L.P. By: AmeriGas Propane, Inc., its general partner By /s/ Jason Rich Name: Jason Rich Title: Treasurer AMERIGAS FINANCE CORP. By /s/ Jason Rich Name: Jason Rich Title: Treasurer

[Signature Page to Indenture] U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By By: /s//s//s/ Stacy L. Mitchell Name: Stacy L. Mitchell Title: Vice President

APPENDIX A PROVISIONS RELATING TO INITIAL NOTES AND ADDITIONAL NOTES Section 1.1 Definitions. (a) Capitalized Terms. Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings: “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depository for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time. “Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency. “Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Issuers to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note. “Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency. “IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act and is not a QIB. “QIB” means a “qualified institutional buyer” as defined in Rule 144A. “Regulation S” means Regulation S promulgated under the Securities Act. “Rule 144” means Rule 144 promulgated under the Securities Act. “Rule 144A” means Rule 144A promulgated under the Securities Act. “Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend. “U.S. person” means a “U.S. person” as defined in Regulation S. (b) Other Definitions. Term: Defined in Section: “Agent Members” ........................................................................................ 2.1(c) “Automatic Exchange” ................................................................................ 2.2(i)

2 Term: Defined in Section: “Automatic Exchange Date” ....................................................................... 2.2(i) “Automatic Exchange Notice” ..................................................................... 2.2(i) “Automatic Exchange Notice Date” ............................................................ 2.2(i) “Definitive Notes Legend” ........................................................................... 2.2(e) “ERISA Legend” ......................................................................................... 2.2(e) “Global Note” ............................................................................................ 2.1(b) “Global Notes Legend” ............................................................................... 2.2(e) “IAI Global Note” ....................................................................................... 2.1(b) “OID Notes Legend” ................................................................................... 2.2(e) “Regulation S Global Note” ........................................................................ 2.1(b) “Regulation S Notes”................................................................................... 2.1(a) “Restricted Notes Legend” .......................................................................... 2.2(e) “Rule 144A Global Note” ............................................................................ 2.1(b) “Rule 144A Notes” ..................................................................................... 2.1(a) Section 2.1 Form and Dating (a) The Initial Notes issued on the Issue Date shall be (i) offered and sold by the Issuers to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable. (b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and authenticated by the Trustee as provided in the Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued at the request of the Trustee, deposited with the Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A.

3 (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depository. The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Issuers signed by one Officer of the Issuers, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Custodian. Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as Custodian or under such Global Note, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note. (d) Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes. Section 2.2 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request: (i) to register the transfer of such Definitive Notes; or (ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange: (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing; and (2) in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon

4 satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, together with: (i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and (ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depository account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount. (c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred. (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. (d) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes. (i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global

5 Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee. (ii) Prior to the expiration of the Distribution Compliance Period, (A) the Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Note and (B) interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture. (iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note. (iv) Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Issuers or the Trustee may reasonably request. (v) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Issuers shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount. (e) Legends. (i) Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”): THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS

6 SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WERE THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT], ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.] Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”): IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH

7 REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS. Each Global Note shall bear the following additional legend (“Global Notes Legend”): UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. Each Note shall bear the following additional legend (“ERISA Legend”): BY ITS ACQUISITION OF THIS SECURITY (OR ANY INTEREST HEREIN), THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THE SECURITY (OR ANY INTEREST HEREIN) CONSTITUTES ASSETS OF ANY (I) EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) PLAN (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (III) GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), NON-ELECTING CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA), NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(b)(4) OF ERISA) OR OTHER PLAN OR ARRANGEMENT THAT IS NOT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE BUT IS SUBJECT TO THE PROVISIONS OF OTHER U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS, RULES OR REGULATIONS THAT ARE SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (IV) ENTITY, THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (I), (II) OR (II) OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY (OR ANY INTEREST HEREIN) BY SUCH HOLDER DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON- EXEMPT PROHIBITED TRANSACTION UNDER THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR A VIOLATION OF ANY SIMILAR LAWS. BY ITS ACQUISITION OF THIS SECURITY (OR ANY INTEREST HEREIN), THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS

8 NOT A “SPECIFIED FOREIGN ENTITY” AS DEFINED IN SECTION 7701(A)(51)(B) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. Any Note issued with original issue discount will also bear the following additional legend (“OID Notes Legend”): THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, THE ISSUERS WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE TREASURER OF THE ISSUERS AT 500 NORTH GULPH ROAD, KING OF PRUSSIA, PENNSYLVANIA 19406. (ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Issuers or the Trustee may reasonably request. (iii) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend. (f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note or redeemed, repurchased or canceled, such Global Note shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note or redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction. (g) Obligations with Respect to Transfers and Exchanges of Notes. (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request. (ii) No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07 of this Indenture), but the Issuers and/or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.06, Section 4.15, Section 4.16, and Section 9.04 of this Indenture). (iii) Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is

9 registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary. (iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange. (v) In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the Beneficial Holder thereof, shall be required to be delivered to the Registrar and the Trustee. (h) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners. (ii) The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than, in the case of the Trustee, to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. (i) Automatic Exchange of Beneficial Interests in a Global Note that is a Transfer Restricted Note for Beneficial Interests in an Unrestricted Global Note. Upon the Issuers’ satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note that is a Transfer Restricted Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (i) with respect to any Note issued on the Issue Date, the later of (A) the Issue Date and (B) the last date on which the Issuers or any Affiliate of the Issuers were the owner of such Note (or of any other Global Note with the same CUSIP number) or (ii) with respect to any Additional Note, if any, the later of (A) the issue date of such Additional Note and (B) the last date on which the Issuers or any Affiliate of the Issuers were the owner of such Note (or of any other Global Note with the CUSIP number), or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Issuers’ satisfaction that the Restricted Notes Legend shall no

10 longer be required in order to maintain compliance with the Securities Act, the Issuers shall (I) provide written notice to the Trustee at least seven calendar days prior to the Automatic Exchange, instructing the Trustee to direct the Depository to exchange all of the outstanding beneficial interests in a particular Global Note that is a Transfer Restricted Note to the Unrestricted Global Note, which the Issuers shall have previously otherwise made eligible for exchange with the Depository, (II) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the Note Register at least seven calendar days prior to the Automatic Exchange (the “Automatic Exchange Notice Date”), which notice must include (1) the Automatic Exchange Date, (2) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (3) the “CUSIP” number of the Global Note that is a Transfer Restricted Note from which such Holder’s beneficial interests will be transferred and (4) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (III) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuers, in an aggregate principal amount equal to the aggregate principal amount of Global Notes that are Transfer Restricted Notes to be exchanged. At the Issuers’ request on no less than five calendar days’ notice, the Trustee shall deliver, in the Issuers’ name and at its expense, the Automatic Exchange Notice (which shall be prepared by the Issuers) to each Holder at such Holder’s address appearing in the Note Register. Notwithstanding anything to the contrary in this Section 2.2(i), during the period between the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.2(i) shall be permitted without the prior written consent of the Issuers. As a condition to any Automatic Exchange, the Issuers shall provide, and the Trustee shall be entitled to rely upon, an Officer’s Certificate and/or Opinion of Counsel in form reasonably acceptable to the Trustee to the effect that no registration under the Securities Act is required in respect of the Automatic Exchange or re-sales of beneficial interests in such Unrestricted Global Note that are beneficially owned by a holder of beneficial interests therein upon the Automatic Exchange. The Issuers may request from Holders such information as it reasonably determines is required in order to be able to deliver such Officer’s Certificate. Upon such exchange of beneficial interests pursuant to this Section 2.2(i), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Global Note that is a Transfer Restricted Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange. Section 2.3 Definitive Notes. (a) A Global Note deposited with the Depository or with the Trustee as Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depository notifies the Issuers that it is unwilling or unable to continue as a Depository for such Global Note or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuers within 90 days of such notice or after the Issuers become aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository or (iii) the Issuers, in their sole discretion and subject to the procedures of the Depository, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under this Indenture. In addition, any Affiliate of the Issuers that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Issuers and the Trustee and such opinions of counsel, certificates or other information as may be required by this Indenture or the Issuers or Trustee.

11 (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and upon receipt of an Authentication Order, the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend. Notwithstanding anything to the contrary in this Section 2.3. no Regulation S Global Note may be exchanged for a Definitive Note until the end of the Distribution Compliance Period applicable to such Regulation S Global Note and receipt by the Trustee and the Issuers of any certificates required by either of them pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. (c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes. (d) In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A A-1 [FORM OF FACE OF NOTE] [Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture] [Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture] [Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture] [Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.] [Insert the OID Notes Legend, if applicable, pursuant to the provisions of the Indenture.]

APPENDIX A [Rule 144A Global Note CUSIP: 030981 AR5; ISIN: US030981AR58] [Regulation S Global Note CUSIP: U03030 AD2; ISIN: USU03030AD22] [IAI Global Note CUSIP: 030981 AS3; ISIN: US030981AS32] [RULE 144A][REGULATION S][IAI][GLOBAL] NOTE 6.875% Senior Notes due 2031 No. [RA-__][RS-__][RIAI-__] [Up to] [$______________] AMERIGAS PARTNERS, L.P. AMERIGAS FINANCE CORP. promises to pay to [CEDE & CO.][_________] or registered assigns the principal sum of $_______ (_______ Dollars) [or such greater or lesser amount set forth on the Schedule of Exchange of Interests in the Global Note attached hereto] 0F 1 on June 1, 2031. Interest Payment Dates: June 1 and December 1 Record Dates: May 15 and November 15 1 For Global Notes.

A-3 IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed. Dated: AMERIGAS PARTNERS, L.P. By: AmeriGas Propane, Inc., its general partner By Name: Title: AMERIGAS FINANCE CORP. By Name: Title:

A-4 CERTIFICATE OF AUTHENTICATION This is one of the Notes referred to in the within-mentioned Indenture: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By: Authorized Signatory Dated:

A-5 [Reverse Side of Note] 6.875% Senior Notes due 2031 Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. 1. INTEREST. AmeriGas Partners, L.P., a Delaware limited partnership (the “Partnership”), and AmeriGas Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), promise to pay interest on the principal amount of this Note at 6.875% per annum to, but excluding, maturity. The Issuers shall pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [May 20, 2026]1F 2; provided that the first Interest Payment Date shall be [December 1, 2026]2F 3. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. 2. METHOD OF PAYMENT. The Issuers shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. 3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. The Issuers or any of their Restricted Subsidiaries may act in any such capacity. 4. INDENTURE. The Issuers issued the Notes under an Indenture, dated as of May 20, 2026 (as amended or supplemented from time to time, the “Indenture”), among the Issuers and the Trustee. This Note is one of a duly authorized issue of notes of the Issuers designated as their 6.875% Senior Notes due 2031. The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture and, if then applicable, Section 4.09 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are 2 NTD: Use different applicable date in the case of Additional Notes. 3 NTD: Use different applicable date in the case of Additional Notes.

A-6 referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. 5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. 6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer or Asset Sale Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part. 7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes. 8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture. 9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuers, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture. 10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee. 11. GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. 12. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuers at the following address (or such other address as may be provided for under the Indenture):

A-7 c/o AmeriGas Propane, Inc. 500 North Gulph Road King of Prussia, Pennsylvania 19406 E-mail: ugi-treasury@ugicorp.com With a copy to: richj@ugicorp.com Fax No.: +1.610.992.3259 Attention: Treasurer and General Counsel

A-8 ASSIGNMENT FORM To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to: (Insert assignee’s legal name) (Insert assignee’s soc. sec. or tax I.D. no.) (Print or type assignee’s name, address and zip code) and irrevocably appoint to transfer this Note on the books of the Issuers. The agent may substitute another to act for him. Date: _____________________ Your Signature: (Sign exactly as your name appears on the face of this Note) Signature Guarantee*: __________________________________ * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-9 CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned. The undersigned (check one box below): has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or has requested the Trustee by written order to exchange or register the transfer of a Note or Notes. In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms: CHECK ONE BOX BELOW (1) to the Issuers or subsidiary thereof; or (2) to the Registrar for registration in the name of the Holder, without transfer; or (3) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or (4) to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or (5) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or (6) to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or (7) pursuant to Rule 144 under the Securities Act; or (8) pursuant to another available exemption from registration under the Securities Act. Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Issuers or the Trustee may require, prior to

A-10 registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Your Signature Date: Signature of Signature Guarantor TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED. The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. Dated: NOTICE: To be executed by an executive officer Name: Title: Signature Guarantee*: __________________________________ * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-11 TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE 3F 4 The undersigned represents and warrants that either: the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes. Dated: Your Signature 4 Include only for Regulation S Global Notes.

A-12 OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box below: [ ] Section 4.15 [ ] Section 4.16 If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased: $_______________ (integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000) Date: _____________________ Your Signature: (Sign exactly as your name appears on the face of this Note) Tax Identification No.: Signature Guarantee*: __________________________________ * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-13 SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE* The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made: Date of Exchange Amount of decrease in Principal Amount of this Global Note Amount of increase in Principal Amount of this Global Note Principal Amount of this Global Note following such decrease or increase Signature of authorized signatory of Trustee, Depository or Custodian ____________ *This schedule should be included only if the Note is issued in global form.

EXHIBIT B B-1 FORM OF TRANSFEREE LETTER OF REPRESENTATION AmeriGas Partners, L.P. and AmeriGas Finance Corp. c/o AmeriGas Propane, Inc. 500 North Gulph Road King of Prussia, Pennsylvania 19406 Fax No.: +1.610.992.3259 Attention: Treasurer and General Counsel Ladies and Gentlemen: This certificate is delivered to request a transfer of $[_______] principal amount of the 6.875% Senior Notes due 2031 (the “Notes”) of AmeriGas Partners, L.P. (the “Partnership”) and AmeriGas Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows: Name:________________________ Address:______________________ Taxpayer ID Number:____________ The undersigned represents and warrants to you that: 1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least US$250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment. 2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustees, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.

B-2 Each purchaser acknowledges that the Issuers and the Trustees reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an Opinion of Counsel, certifications and/or other information satisfactory to the Issuers and the Trustees. TRANSFEREE: , by: